UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COPART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A is being filed to amend, replace, and supersede in its entirety the Definitive Proxy Statement filed by Copart, Inc. (the “Company”) which was originally filed with the Securities and Exchange Commission on November 2, 2020 (SEC Accession No. 0001628280-20-015217) (the “First Proxy Filing”). Due to an error with the Company’s third-party filing service, a non-final version of the definitive proxy statement was filed as the First Proxy Filing. The Company promptly re-filed the correct definitive proxy statement later on November 2, 2020 (SEC Accession No. 0001628280-20-015267) (the “Second Proxy Filing”).

This error did not impact the printed version of the proxy statement, and the correct version of the proxy statement and proxy card have been distributed to stockholders.

Readers and stockholders are directed to use this revised definitive proxy statement (including the exhibits) that appears below which amends, replaces, and supersedes the First Proxy Filing in all respects. The revised definitive proxy statement that appears below is the same as the Second Proxy Filing.

Copart Tower
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000
November 2, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 annual meeting of stockholders of Copart, Inc. to be held on Friday, December 4, 2020, at 8:00 a.m., Central Standard Time, at Copart’s corporate headquarters located at Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked:

•To elect the nine nominees for director named in the proxy statement to hold office until our 2021 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2020;

•To approve an amendment to our Amended and Restated 2007 Equity Incentive Plan to increase the number of shares reserved under the plan from 32,000,000 shares to 36,000,000 shares;

•To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2021; and

•To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet. Returning the proxy card or voting electronically or telephonically does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the annual meeting.

Thank you for your ongoing support of Copart. We look forward to seeing you at our 2020 Annual Meeting.

Sincerely,

WILLIS J. JOHNSON Chairman

This notice of our annual meeting of stockholders, proxy statement, proxy card, and 2020 annual report are being distributed and made available on or about November 2, 2020 to all stockholders of record entitled to vote at the annual meeting.

COPART, INC.
Copart Tower
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Time and Date		8:00 a.m., Central Standard Time, on Friday, December 4, 2020.

Place		Copart’s corporate headquarters located at Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

Items of Business	•	To elect the nine nominees for director named in this proxy statement to hold office until our 2021 annual meeting of stockholders or until their respective successors have been duly elected and qualified.
	•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2020.
	•	To approve an amendment to our Amended and Restated 2007 Equity Incentive Plan to increase the number of shares reserved under the plan from 32,000,000 shares to 36,000,000 shares.
	•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2021.
	•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date	You are entitled to vote only if you were a Copart stockholder of record as of the close of business on the record date, October 12, 2020.

Meeting Admission
You are entitled to attend the annual meeting only if you were a Copart stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting ownership on the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

A complete list of stockholders entitled to vote at the meeting will be available and open to examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during normal business hours at our corporate headquarters.

Annual Report	Our 2020 annual report is enclosed with these materials as a separate booklet. You may also access our 2020 annual report by visiting www.edocumentview.com/CPRT.

Date of Mailing	This notice of our annual meeting of stockholders, proxy statement, proxy card, and 2020 annual report are being distributed and made available on or about November 2, 2020 to all stockholders of record entitled to vote at the annual meeting.

Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of the proxy statement.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, DECEMBER 4, 2020: The notice of annual meeting, proxy statement, proxy card, and 2020 annual report are available by visiting www.edocumentview.com/CPRT.

PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	1
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	9
Board of Directors Composition	9
Board Skills Matrix	9
Fiscal 2020 Board Meetings	10
Board Leadership Structure	10
Director Independence	10
Oversight of Risk Management	11
Board Committees	11
Compensation Committee Interlocks and Insider Participation	14
Considerations in Identifying and Evaluating Director Nominees	14
Director Nomination Process	14
Director Attendance at Annual Meetings	15
No Hedging Policy	15
External Director Equity Ownership Policy	15
Stockholder Communications with our Board of Directors	15
Environmental, Sustainability, and Governance	16
Data Protection and Cybersecurity	18
COMPENSATION OF DIRECTORS AND EXECUTIVE CHAIRMAN	19
PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS	21
General	21
Nominees	21
Biographical Information	21
Family Relationships	23
Required Vote	23
Recommendation of our Board of Directors	23
PROPOSAL NUMBER TWO — ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION	24
Compensation Program and Philosophy	24
Required Vote	24
Recommendation of our Board of Directors	25
PROPOSAL NUMBER THREE — APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER	26
General	26
Reasons for Voting for the Amendment to the 2007 Plan to Increase the Number of Shares Reserved for Issuance Thereunder	26
Summary of the 2007 Plan	27
Number of Awards Granted to Employees, Consultants, and Directors	31
Summary of U.S. Federal Income Tax Consequences	31
Required Vote	33
Recommendation of our Board of Directors	33
PROPOSAL NUMBER FOUR — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	34
General	34
Required Vote	34
(i)

(ii)

COPART, INC.
Copart Tower
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000
PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held Friday, December 4, 2020

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

These proxy materials are furnished in connection with the solicitation by our Board of Directors of Copart, Inc. of proxies to be voted at our 2020 annual meeting of stockholders, which will take place on Friday, December 4, 2020 at 8:00 a.m., Central Standard Time, at our corporate headquarters located at Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, and any postponements, adjournments or continuations thereof.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on or accessible through our website is not intended to be incorporated by reference into this proxy statement and references to our website in this proxy statement are intended to be inactive textual references only.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the proxy card or voting by telephone or over the Internet. We have designated our chief executive officer, A. Jayson Adair, and our senior vice president, general counsel and secretary, Gregory R. DePasquale, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Copart, Inc., a Delaware corporation, of proxies to be voted at our 2020 annual meeting of stockholders. The annual meeting will take place on Friday, December 4, 2020 at 8:00 a.m., Central Standard Time, at our corporate headquarters located at Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. Directions to the annual meeting are included on page 58 of this proxy statement. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting, and 2020 annual report are being distributed and made available on or about November 2, 2020 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information. We use several abbreviations in this proxy statement. The term “proxy materials” means this proxy statement, notice of annual meeting of stockholders, as well as the proxy card and our 2020 annual report to stockholders. References to “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•To elect the nine nominees for director named in this proxy statement to hold office until our 2021 annual meeting of stockholders or until their respective successors have been duly elected and qualified;
•To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2020;
•To approve an amendment to our Amended and Restated 2007 Equity Incentive Plan to increase the number of shares reserved under the plan from 32,000,000 shares to 36,000,000; and
•To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2021.
We will also transact such other business that may properly come before the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•“FOR” each of the nine nominees for director named in this proxy statement.
•“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers for the fiscal year ended July 31, 2020.
•“FOR” the approval of an amendment to our Amended and Restated 2007 Equity Incentive Plan to increase the number of shares reserved under the plan from 32,000,000 shares to 36,000,000 shares;
•“FOR” the ratification of the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2021.
Who is entitled to vote at the annual meeting?

Each share of our common stock issued and outstanding as of the close of business on October 12, 2020, the record date for our annual meeting, is entitled to vote on all items being considered at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 236,083,242 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

Am I entitled to cumulate my votes at the annual meeting?

No. You may not cumulate your votes for the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by Copart. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

Many of our stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the beneficial owner of shares held in “street name.” The proxy materials were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee, or nominee. You are also invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares at the annual meeting.

How can I contact Copart’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (877) 282-1168, or by writing Computershare Trust Company, N.A., P.O. Box 505000, Louisville, Kentucky 40233-5000. You may also access instructions with respect to certain stockholder matters (e.g., lost share certificates, change of address) via the Internet at www.computershare.com/investor.

How can I attend the annual meeting?

You are invited to attend the annual meeting if you were a stockholder of record as of the record date, October 12, 2020, you hold a valid proxy for the annual meeting, or you are a beneficial owner as of the record date, October 12, 2020. If you are a stockholder of record, meaning you hold shares directly in your name with Computershare Trust Company, N.A., please bring government-issued photo identification for entrance to the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting stock ownership on the record date, October 12, 2020, together with government-issued photo identification.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card, or, if you vote by telephone or by Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Stockholders of record — Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting.

Beneficial owners — Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares without attending the annual meeting?

By mail

Please complete, sign, and date the proxy or voting instruction card and return it in the prepaid envelope at any time prior to the annual meeting. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

By telephone

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

By Internet

You can vote via the Internet by following the instructions provided on your proxy card.

Telephone and Internet voting facilities for stockholders of record will be available twenty-four hours a day until 1:00 a.m., Central Standard Time, on Friday, December 4, 2020. If you vote by telephone or the Internet, you do not have to return your proxy or voting instruction card.

If you are a beneficial owner of shares, your broker, trustee, or nominee may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, trustee or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

Yes, you have the right to revoke your proxy at any time prior to the time your shares are voted. If you are the stockholder of record, you may revoke your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under the subheading “How can I vote my shares without attending the annual meeting?” (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Copart, Inc., Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attn: Gregory R. DePasquale, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., Central Standard Time, at our corporate headquarters located at Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Copart or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

A quorum is the minimum number of shares required to be present at the annual meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at the annual meeting. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another place, if any, date, or time. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, trustee, or nominee you must instruct the broker, trustee, or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required. If you are a beneficial owner whose shares are held of record by a broker, trustee, or nominee, your broker, trustee, or nominee has discretionary voting authority to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Number Four), even if the broker has not received voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors (Proposal Number One), the advisory (non-binding) vote on the approval of executive compensation (Proposal Number Two), or the vote on an amendment to our Amended and Restated 2007 Equity Incentive Plan (Proposal Number Three) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors (Proposal Number One), the advisory (non-binding) vote on the approval of executive compensation (Proposal Number Two), and the vote on an amendment to our Amended and Restated 2007 Equity Incentive Plan (Proposal Number Three) to your broker, trustee, or other nominee.

What is the voting requirement to approve each of the proposals?

Discretionary Voting
Proposal	Vote Required	Allowed?
Election of directors	Majority of the votes cast	No

Advisory vote to approve executive compensation	Majority of the votes cast	No

Approval of an amendment to our Amended and Restated 2007 Equity Incentive Plan.	Majority of the votes cast	No

Ratification of appointment of Ernst & Young LLP	Majority of the votes cast	Yes

Election of Directors

Directors are elected by majority vote, which requires the affirmative vote of a majority of the total votes cast at the annual meeting. For a description of our majority voting standard, please refer to the sections captioned “Corporate Governance and Board of Directors”. You may vote “FOR”, “AGAINST” or “ABSTAIN” for each nominee. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of the election of directors.

Advisory (Non-Binding) Vote on Approval of Executive Compensation

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2020. You may vote “FOR”, “AGAINST” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of this proposal.

Amendment to our Amended and Restated 2007 Equity Incentive Plan

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the amendment to our Amended and Restated 2007 Equity Incentive Plan. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Ratification of Appointment of Ernst & Young LLP

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the ratification of the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2021. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, A. Jayson Adair and Gregory R. DePasquale, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

What is the interest of the company’s executive officers and directors in the proposals being voted upon?

None of our executive officers or directors or their associates has any substantial interest in any matter to be acted upon, other than our directors, with respect to the election to office of the directors so nominated, and our directors and executive officers with respect to the amendment to our Amended and Restated 2007 Equity Incentive Plan, in which such directors and executive officers are eligible to participate.

Who will bear the cost of soliciting votes for the annual meeting?

We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement and any additional solicitation material furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners, and we expect to reimburse the corresponding forwarding expenses.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver only one copy of the annual report and proxy statement to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the 2020 annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2020 annual report and/or proxy statement, you may write to or call our Investor Relations Department at Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, telephone (972) 391-5000. Any such request should be made promptly in order to ensure timely delivery. Any stockholders of record who (i) share the same address and currently receive multiple copies of our annual report and proxy statement and (ii) wish to receive only one copy of these materials per household in the future may contact our Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares beneficially in street name, please contact your bank, broker, or other holder of record to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than July 5, 2021; provided, however, that in the event that we hold our 2021 annual meeting of stockholders more than thirty days from the one year anniversary date of the 2020 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. All stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Copart, Inc.
Copart Tower
Attn: Corporate Secretary
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

The submission of a stockholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Stockholder Proposals to be Brought Before the 2021 Annual Meeting

Our bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2021 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•not earlier than August 19, 2021, and

•not later than the close of business on September 18, 2021.

In the event that we hold our 2021 annual meeting of stockholders more than thirty days before or after the one year anniversary date of the 2020 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•the 90th day before such annual meeting; or

•the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Requirements for Stockholder Proposals to be Brought Before the 2021 Annual Meeting” for stockholder proposals that are not intended to be included in our proxy statement.

In addition, it is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than 1% of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our general counsel at our address set forth above for our corporate secretary. For additional information regarding stockholder recommendations for director candidates, please see the sections entitled “Corporate Governance and Board of Directors — Director Nomination Process” and “Corporate Governance and Board of Directors — Considerations in Identifying and Evaluating Director Nominees.”

Availability of Bylaws

A copy of our current bylaws may be obtained free of charge by written request to our Investor Relations Department c/o Copart, Inc., Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors Composition

Our board of directors is currently comprised of nine members. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members, and nine directors are currently authorized. The board of directors is nominating nine nominees for election.

All directors elected at an annual meeting are elected to serve from the time of election and qualification until the earlier of the next annual meeting of stockholders following such election or their resignation or removal. At each annual meeting of stockholders, the terms of each of our incumbent directors expire and nine members of our board of directors are standing for re-election as directors.

In September 2016, based on an evaluation of our corporate governance structures generally, our board of directors approved an amendment and restatement of our bylaws to implement a majority voting standard in the election of directors, except in the event of a contested election in which case we will revert to a plurality voting standard, the default standard under Delaware law. For a description of our majority voting standard, please refer to the section captioned “Proposal Number One-Election of Directors.”

Board Skills Matrix

The directors serving on our board come from diverse backgrounds that align with our business requirements, help us to address the risks to which our business is subject, and foster sound business judgments. For biographical information on our directors, please refer to the section captioned “Proposal Number One-Election of Directors.”

Industry experience among our board of directors is a highly relevant and important background for our business, and for this reason our board includes representatives with direct operations experience in our core salvage vehicle remarketing business. Four of our directors have served as our current or former executives, and each of them has over 25 years of experience in the salvage vehicle industry.

We believe that investment industry experience is also valuable for good stewardship of our business, by providing us with an informed perspective such that we can make decisions in alignment with the long-term interests of our stockholders. Currently two of our directors come from investment management backgrounds.

Because we operate in a complex regulatory environment under the laws of many different national, state, and local jurisdictions in the geographies where we conduct operations, we believe that government experience is highly relevant and important for our business oversight. One of our directors is a former state governor, and this experience helps to inform our board decisions.

Given the importance of technology to our business model, we determined that our board would benefit from additional directors with significant backgrounds in the technology sector. We addressed this need by recruiting two new directors, one who served as the chief technology officer at a leading auction services technology company, and one who currently serves as the executive vice president and chief financial officer at a company that specializes in owning and operating enterprise data centers. Taken together with the technology experience of our four directors who are our current or former executives, two-thirds of our board members have meaningful technology backgrounds.

Because of the criticality of land capacity to our business operations, we believe that experience in land acquisitions, zoning, and development enhances the board oversight of our business. Six of our directors have substantial direct experience in land acquisitions, including four directors who are our current or former executives, one who currently serves as the executive vice president and chief financial officer of a real estate investment trust, and one director who serves on the board of another publicly traded corporation that invests in industrial real estate.

Finance and accounting expertise is likewise critical. To meet this specialized expertise requirement, two of our board members are currently chief financial officers at other companies with CPA certifications, two additional board members have deep expertise in financial analysis as a result of their investment management backgrounds, and one of our directors has substantial experience with budget development, analysis and oversight in the government sector.

We believe that experience serving as directors of other publicly traded corporations is also highly beneficial to our board oversight function. Four of our directors have experience as current or former directors at one or more publicly traded corporations beyond their service on our board of directors.

The table below identifies the directors on our board against the combination of diverse backgrounds and specialized expertise described in this section:

Industry Background and Specialized Expertise
Director	Salvage Vehicle Industry Executive Management Experience	Investment Management Industry Executive Management Experience	Technology Sector Executive Management Experience	Land Acquisition and Development Executive Management Experience	Government Executive Management Experience	Specialized Finance and Accounting Expertise	Certified Public Accountant	Other Publicly Traded Corporation Director Experience
Willis J. Johnson	✓		✓	✓
A. Jayson Adair	✓		✓	✓
Steven D. Cohan	✓		✓	✓		✓	✓
Daniel J. Englander		✓		✓		✓		✓
Diane M. Morefield			✓	✓		✓	✓	✓
James E. Meeks	✓		✓	✓
Thomas N. Tryforos		✓				✓		✓
Matt Blunt					✓	✓
Stephen Fisher			✓					✓

Fiscal 2020 Board Meetings

During fiscal 2020, our board of directors held six actual meetings, and took action six times by unanimous written consent. Each of our directors attended or participated in 75% or more of the total number of meetings of our board of directors held during the period of their service, and 75% or more of the meetings held by the standing committees of our board of directors on which they served during the past fiscal year.

Board Leadership Structure

Our board of directors believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the chairman of our board and chief executive officer in a way that it believes is in our best interests. Currently, the roles of chairman of our board and chief executive officer have been separated by our board of directors. Willis J. Johnson is our executive chairman, and A. Jayson Adair is our chief executive officer. Our board believes that the separation of the offices of chairman and chief executive officer is appropriate at this time because it allows our chief executive officer to focus primarily on our business strategy, operations, and corporate vision while the chairman provides guidance to the chief executive officer, sets the agenda for board meetings, and presides over meetings of the full board. Our board’s administration of risk oversight has not affected its leadership structure.

In October 2018, our board of directors appointed Daniel J. Englander as our lead independent director. In this role, Mr. Englander serves as the formal liaison between the board and the chief executive officer, reviews and approves the proposed board agendas, and leads the executive session portion of our regular board meetings at which only independent directors are present.

Director Independence

As a company listed on the NASDAQ Global Select Market, or NASDAQ, we are required under the NASDAQ listing requirements to maintain a board comprised of a majority of “independent directors,” as determined affirmatively by our board. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of our audit, compensation, and nominating and governance committees be independent. In September 2020, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that a majority of our directors are “independent directors” as defined under applicable NASDAQ rules. Of our incumbent directors, Matt Blunt, Steven D. Cohan, Daniel J. Englander, James E. Meeks, Thomas N. Tryforos, Diane M. Morefield and Stephen Fisher have each been determined by our board to be an “independent director” as that term is defined under the rules of NASDAQ.

Our board of directors has not established categorical standards or guidelines to make director independence determinations but considers all relevant facts and circumstances. Our board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family, and other relationships, and on discussions with our directors. In making its independence determinations, our board considered transactions between us and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to us and a person or entity with a known connection to a director are presented to our board of directors for consideration. In making its determination that certain directors are independent, our board of directors considered the transactions in the context of the NASDAQ rules, and the standards established by the SEC for members of audit committees, compensation committees, and nominating and governance committees.

Oversight of Risk Management

The role of our board of directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks.

Our board’s role in risk oversight is consistent with our board’s leadership structure, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure, and our board and committees providing oversight in connection with those efforts. While our board has the ultimate oversight responsibility for our risk management policies and processes, the committees of our board also have responsibility for risk oversight with respect to certain matters.

Our audit committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, our audit committee meets periodically with our independent auditors, our internal auditors, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control, and report these exposures. Additionally, our audit committee reviews significant findings prepared by our independent auditors together with management’s responses as well as significant findings of our internal auditors. Our audit committee also oversees risk associated with related party transactions, business conduct, regulatory compliance, and cybersecurity and privacy compliance.

Our compensation committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. Our management has reviewed with our compensation committee the compensation plans and programs that could have a material impact on us. The management review considered whether any of these plans or programs may encourage inappropriate risk-taking, whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether our management would recommend any changes to the plans. Our management also reviewed with our compensation committee risk-mitigating controls such as the degree of compensation committee and senior management oversight of each program and the level and design of internal controls over such programs.

Our nominating and governance committee oversees risks associated with our overall governance practices and the leadership structure of our board. Our board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full board. As part of its oversight of our overall governance practices, the nominating and governance committee has adopted our enterprise policy development and governance framework.

Board Committees

Our board of directors maintains three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. Each committee has a written charter, approved by our board of directors, outlining the principal responsibilities of the committee. Copies of the current committee charters are available in the Corporate Governance section of the Investor Relations page on our website at www.copart.com.

Until October 16, 2019, our board committees were comprised as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	✓	—	✓
Steven D. Cohan	Chair	✓	—
Daniel J. Englander	✓	Chair	✓
Thomas N. Tryforos	—	✓	Chair
On October 16, 2019, our board of directors approved the following committee compositions, and our board committees were so comprised from October 16, 2019 until October 18, 2020:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	✓	—	✓
Steven D. Cohan	Chair	—	—
Daniel J. Englander	—	Chair	—
Thomas N. Tryforos	—	✓	✓
Diane M. Morefield	✓	—	Chair
Stephen Fisher	—	✓	—

On October 18, 2020, our board of directors approved the following committee compositions, and our board committees have been so comprised since October 18, 2020:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	✓	—	✓
Steven D. Cohan	Chair	—	—
Daniel J. Englander	—	Chair	—
Thomas N. Tryforos	—	✓	✓
Diane M. Morefield	✓	—	Chair
Stephen Fisher	✓	✓	—

Only directors deemed to be “independent” (see below) serve on the audit, compensation, or nominating and governance committees. However, our board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as our board may determine.

Audit Committee. Our audit committee is primarily responsible for (i) reviewing and approving the services performed by our independent registered public accounting firm, (ii) reviewing our consolidated financial statements, (iii) reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls, and (iv) reviewing our privacy compliance and cybersecurity programs. The purposes of our audit committee are, among other things, to:

•Oversee our accounting and financial reporting processes and audits of our consolidated financial statements;

•Assist our board in overseeing and monitoring: (i) the integrity of our consolidated financial statements; (ii) our internal accounting and financial controls; (iii) our compliance with legal and regulatory requirements; and (iv) our independent auditor’s qualifications, independence, and performance;

•Prepare the audit committee report that the rules of the SEC require be included in our annual proxy statement;

•Provide our board with the result of its monitoring and any recommendations derived from such monitoring;

•Provide our board with additional information and materials as our audit committee may determine to be necessary to make our board aware of significant financial matters requiring board attention;

•Function as our qualified legal compliance committee for the purposes of reviewing and discussing any reports concerning material violations submitted to it by our attorneys or our outside counsel; and

•Oversee our data protection compliance and cybersecurity programs.

Our audit committee held five actual meetings during fiscal 2020, and took action once by unanimous written consent. Our audit committee acts under a written charter adopted and approved by our board of directors, which can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Audit-Committee-Charter.

The audit committee currently consists of Steven D. Cohan, Diane M. Morefield, Matt Blunt, and Stephen Fisher. Mr. Cohan is the chair of our audit committee. Our board of directors has determined that each of the members of our audit committee are “independent directors” as contemplated by the NASDAQ listing rules and the rules of the SEC relating to audit committee independence. Our board of directors has determined that Mr. Cohan, the chairman of the audit committee, and Ms. Morefield both qualify as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and does not impose upon Mr. Cohan or Ms. Morefield any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of their membership on our board or audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. Our board of directors has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on our audit committee.

Compensation Committee. Our compensation committee is generally responsible for, among other things, (i) assisting our board of directors in providing oversight of our compensation policies, plans and benefits programs and (ii) reviewing and approving, and, where appropriate, making recommendations to our board of directors regarding all forms of compensation to be provided to all of our employees, directors, and consultants, including equity compensation and loans, and all bonus and equity compensation to all employees.

Please see the sections entitled “Compensation of Directors and Executive Chairman,” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

Our compensation committee held five actual meetings during fiscal 2020, and took action five separate times by unanimous written consent. Our compensation committee acts under a written charter adopted and approved by our board of directors, which can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Compensation-Committee-Charter.

The compensation committee currently consists of Daniel J. Englander, Thomas N. Tryforos, and Stephen Fisher. Mr. Englander is the chair of our compensation committee. Our board of directors has determined that each of the members of our compensation committee are (i) “independent directors” as contemplated by NASDAQ listing rules and the rules of the SEC relating to compensation committee independence, (ii) “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (Code).

Nominating and Governance Committee. Our board of directors established the nominating and governance committee to ensure that our board is properly constituted to meet its fiduciary obligations to stockholders and that we have and follow appropriate governance standards. The committee is authorized to assist our board by identifying prospective director nominees, to select the director nominees for the next annual meeting of stockholders, and to develop and recommend to our board governance principles applicable to us. Our nominating and governance committee also oversees our enterprise policy development and governance framework.

Our nominating and governance committee held two meetings during fiscal 2020, and took action once by unanimous written consent. Our nominating and governance committee acts under a written charter adopted and approved by our board of directors, which can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Nominating-and-Governance-Committee-Charter.

The nominating and governance committee consists of Diane M. Morefield, Thomas N. Tryforos, and Matt Blunt. Ms. Morefield is the chair of our nominating and governance committee. Our board of directors has determined that each of the members of our nominating and governance committee is an “independent director” as contemplated by NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors consisted of Messrs. Englander, Tryforos, and Cohan from the beginning of our last fiscal year until October 16, 2019. Since October 16, 2019, the compensation committee of our board of directors consisted of Messrs. Englander, Tryforos and Fisher. No member of our compensation committee was, at any time during fiscal 2020, an officer or employee of Copart or any of our subsidiaries. Mr. Cohan was previously an officer of Copart from 1992-1996. In addition, no member of our compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC at the time such committee member served as a board member and committee member.

No interlocking relationship, as described by the SEC, currently exists or existed during fiscal 2020 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Director Nomination Process” below. The nominating and governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and governance committee will consider the following:

•The current size and composition of our board of directors and the needs of the board and its respective committees;
•Factors such as character, integrity, judgment, independence, area of expertise, corporate experience, length of service, personal characteristics (including gender, race, and diversity of experience), potential conflicts of interest, other commitments, and the like; and
•Other factors that our nominating and governance committee may consider appropriate.

Our nominating and governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

Any nominee for a position on the board must satisfy the following minimum qualifications:

•The highest personal and professional ethics and integrity;
•Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•Skills that are complementary to those of the existing board;
•The ability to assist and support management and make significant contributions to the company’s success; and
•An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and governance committee considers diversity as one of many factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

If our nominating and governance committee determines that an additional or replacement director is required, the nominating and governance committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and governance committee, board or management.

Director Nomination Process

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than 1% of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the board of directors must be directed in writing to Copart, Inc., Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Copart, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, independence, area of expertise, corporate experience, length of service, personal characteristics (including gender, race, and diversity of experience), potential conflicts of interest, other commitments and the like, and personal references. For details regarding the process to nominate a director directly for election to the board at an annual meeting of the stockholders, please see the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting — What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Nomination of Director Candidates.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance at stockholder meetings, our directors are encouraged to attend the annual meeting of stockholders. One of our directors attended our 2019 annual meeting of stockholders.

No Hedging Policy

Our insider trading policy precludes our officers, directors, and certain employees from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities.

External Director Equity Ownership Policy

In September 2020 our board of directors adopted a new external director equity ownership policy. Taken together with the equity compensation element of our external director compensation program, the policy is designed to encourage our directors to build and maintain a meaningful equity ownership position in our stock, in order to better align the interests of our board of directors with the interests of our stockholders. The external director equity ownership policy prohibits our external directors from selling any shares of our stock that they beneficially own unless both before and after the proposed sale the director holds shares - including vested options that can be exercised for shares - with a fair market value as of the proposed transaction date greater than or equal to three times the cash portion of their annual director compensation.

Stockholder Communications with our Board of Directors

Our board of directors recommends that stockholders who wish to communicate directly with our board should do so in writing. Our board of directors has approved the following procedure for stockholders to communicate with our directors. Mail can be addressed to directors in care of Copart, Inc., Attention: General Counsel, Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. All mail received will be logged in, opened, and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to our directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the chairman of our nominating and governance committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the chairman of our board. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary.

This procedure does not apply to stockholder proposals submitted pursuant to our bylaws and Rule 14a-8 of the Exchange Act, as discussed in this proxy statement under the caption “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? —”Nomination of Director Candidates.”

Environmental, Sustainability, and Governance

Through its governance and oversight of our business, our board of directors is responsible for setting our strategic corporate goals. Our goals are to generate sustainable profits for our stockholders, while also providing environmental and social benefits for the world around us.

We believe that our business model should be aligned with recognized environmental, sustainability, and governance standards, with a broad awareness of the social, environmental, and human context in which we operate. Our nominating and governance committee is responsible for overseeing our business activities in this area. We believe that the 17 Sustainable Development Goals adopted by the United Nations General Assembly in 2015 represents a relevant framework for environmental, sustainability, and governance standards for large companies like ours. More detailed information on the 17 Sustainable Development Goals is available from the United Nations on its website at www.un.org/development/desa/disabilities/envision2030.html. Our existing business model aligns favorably with the 17 Sustainable Development Goals adopted by the United Nations General Assembly in 2015.

Environmental Sustainability: Enabling the Circular Economy Through Technology and Innovation

With respect to our environmental stewardship, we believe our business is a critical enabler of the global circular economy by facilitating the efficient re-use and recycling of vehicles, parts, and raw materials, which aligns with one or more targets contained in the UN Sustainable Development Goals 12 and 13. The Ellen MacArthur Foundation defines the circular economy as “decoupling economic activity from the consumption of finite resources, and designing waste out of the system” based on three principles, consisting of (1) designing out waste and pollution, (2) keeping products and materials in use, and (3) regenerating natural systems. Our executive chairman Willis J. Johnson embraced this circular economy vision for our strategic business model when he founded Copart in 1982 as a salvage pool operator. In the first chapter of his biography From Junk to Gold, in the section captioned Everything has Value, Johnson describes his early awareness of the linkage between the business opportunity in the salvage auto recycling and remarketing industry and the social benefits beyond the financial results alone:

Many of the vehicle parts were made of pot metal, a cheaper type of metal that was used around tail lights and in grills. You could get money for pot metal too, so I would use a sledgehammer to separate it from the rest of the car. I’d also pull all of the vehicles’ starters and alternators for rebuilding. Each part that was valuable was separated out.

This was my introduction to the world of auto dismantling and recycling, and I loved it . . . I didn’t like putting cars together because it required too much precision. But it was easy to take cars apart. I also liked the idea that the cars were being reused in other ways. It was recycling in its earliest form.

We are in the business of keeping products and materials in use. Each vehicle that enters our business operations is an existing element of our world's economy and ecosystem, with whatever fuel technology and efficiency it was designed and built to have; the substantial carbon emissions associated with the vehicle’s manufacture are sunk costs. The point is that upon our receipt of an existing vehicle, we reduce future environmental harm by extending the useful life of the vehicle and its component parts, thereby avoiding the carbon emissions associated with new vehicle and auto parts manufacturing. Note that we do not discriminate in the types of vehicles we sell at auction — as the world's automotive fleet gradually shifts to hybrid/ gasoline and purely electric vehicles, our business will also extend the useful life of those vehicles in turn.

Many of the vehicles we process and remarket are subsequently restored to drivable condition, reducing the carbon emissions costs associated with new car manufacturing. Furthermore, many of the vehicles assigned to us for sale are purchased by dismantlers, who recycle and refurbish parts for vehicle repairs, again reducing the carbon emissions associated with new and aftermarket parts manufacturing. Lastly, some of the vehicles we handle are returned to their raw material inputs through scrapping, reducing the environmental impact from new minerals mining and processing. In each case, our business has reduced adverse carbon emissions and other environmental impacts of the global transportation industry.

We undoubtedly benefit from the natural alignment between profitable business activity and favorable environmental effects on the world around us. Generally speaking, vehicles we sell through our auction platform are profitable for our business, while simultaneously generating positive impacts for the environment. Our board and management team are committed to generating sustainable profits from our business operations, and by extension, maximizing our benefits to the environment in the form of carbon emissions savings.

Our business model enables efficient resource processing through innovation and technology, which aligns with UN Sustainable Development Goal 9. We were the first salvage pool operator to move to a pure online auction format in 2003, which dramatically increased the number of potential buyers at our auctions and raised average sales prices for our vehicles listed for sale. One favorable environmental effect of our digital innovation is the elimination of literally hundreds of vehicle commutes by buyers to our auctions to attend them in person — our buyers benefit from the convenience of an all-digital format, and our sellers benefit as well from the wider universe of buyers who have access to our vehicles. As a result of these technology innovations, we were able to consolidate the fragmented salvage pool industry in the United States and achieve significant economies of scale, making our yard network and auction platform an even more efficient conduit for materials re-use and recycling. Our strategy is to replicate and expand our business model and online auction platform in geographies with less efficient models for recovering, storing, and monetizing salvage vehicles, including in developing countries such as Brazil.

Environmental Protection: Responsible Land Use and Operations

In addition to the positive environmental impact of our business in enabling the reuse and recycling of vehicles, parts, and metals and the corresponding reduction in carbon emissions due to such reuse and recycling, we further demonstrate our environmental stewardship in our day-to-day business practices.

For example, we take active measures to ensure that motor oil and other chemicals from the vehicles that we sell on our auction platform are appropriately contained, protecting the land and groundwater where we do business. Our commitment to environmental protection is evidenced by our long history of storing salvage vehicles in our facilities without any material environmental contamination events attributed to our operations. We believe that our business activities reduce the environmental risks that the salvage vehicles would otherwise impose on the communities we serve.

Environmental Resilience and Community Involvement: Weather Catastrophe Response, Clean-Up and Recovery

Beyond our environmental stewardship, we also support the world’s communities by strengthening resilience and adaptive capacity to weather catastrophes in the geographies we serve, which aligns with one or more targets contained in the UN Sustainable Development Goals 3, 6, 9, 11 and 13.

Weather catastrophe clean-up and recovery services is an integral part of our business model, and contributes to the public health and safety of the communities we serve. As evidence of our strategic commitment to promoting community resilience in the aftermath of weather-related natural disasters, over the past three years we have invested tens of millions of dollars in land, equipment, and logistics resources to enhance our ability to respond to weather-related natural disasters.

For example, we mobilized our people, entered into emergency leases, and engaged with a multitude of service providers to timely retrieve, store, and remarket tens of thousands of flood-damaged vehicles in the Houston, Texas metropolitan area in the wake of Hurricane Harvey in the summer of 2017. Our commitment to disaster relief and promoting community resilience has been a longstanding part of our business strategy. We provided similar disaster recovery services following Hurricane Sandy in 2012 and Hurricane Katrina in 2005, and numerous smaller weather-related events during the last 15 years in the ordinary course of our business.

Our commitments to weather catastrophe response, clean-up and recovery are more than a component of our corporate business strategy. These commitments also represent our commitment to the communities we serve. We generally lose money in severe weather events. For example, we incurred economic losses in the millions of dollars in our disaster response efforts relating to Hurricane Harvey.

Economic Development and Poverty Reduction: Promoting Affordable Transportation in Developing Countries

We believe that our business model promotes economic development and poverty reduction, which in turn helps to lessen economic inequality. These aspects of our business model align with one or more targets contained in the UN Sustainable Development Goals 1, 2, 3, 4, 8, 9 and 10.

Many of the vehicles sold through our auction platform are purchased for use in developing countries where affordable transportation is a critical enabler of economic development, agriculture production, education, health care, and well-being more generally. The linkage between affordable transportation and economic development and poverty reduction is documented by the United Nations in the 2014 article Poverty and Sustainable Transport: How Transport Affects Poor People with Policy Implications for Poverty Reduction, by Paul Starkey and John Hine.

In an effort to expand our beneficial impact on economic development in developing countries, we have begun new marketing initiatives to educate potential buyers on our auction model and facilitate increased international buyer representation in our auctions, with pilot programs in central Asia and Sub-Saharan Africa.

Social Responsibility and Human Rights: Commitment to Ethical Business Practices

We are committed to conducting our business in a legal and ethical manner in all of the geographies in which we operate. To this end, we have adopted an enterprise-wide code of business conduct, which applies to all of our personnel. Among other things, our code of business conduct expressly prohibits business activities that involve bribery, human trafficking and slavery. We have also established a whistleblower hotline that enables anonymous reporting of violations. These features of our business operations align with one or more targets identified in UN Sustainable Development Goal 16.

Data Protection and Cybersecurity

We are committed to protecting the data that we use in our business operations, including personal data that may identify individuals. Our audit committee is responsible for oversight of our data protection and cybersecurity activities.

In fiscal 2019, we named a chief information security officer to lead our cybersecurity efforts, and we have implemented an information security management system. In October 2020 director Stephen Fisher, the former chief technology officer of eBay, Inc., joined the audit committee to enhance our board oversight of cybersecurity. We have also made substantial investments in both the number of our cybersecurity professionals and the technologies we use to protect the data that we use in our business.

COMPENSATION OF DIRECTORS AND EXECUTIVE CHAIRMAN

Our directors play a critical role in guiding our strategic direction and overseeing our management. In connection therewith, our non-employee directors are eligible to receive cash and equity compensation. At the 2018 annual meeting, our stockholders approved a new director compensation program for our executive chairman and non-employee directors, consisting of an annual director’s fee of $70,000, payable in quarterly installments, and an annual option grant of 25,000 shares under our Amended and Restated 2007 Equity Incentive Plan, which grant takes place at our annual meeting of stockholders each year. Under procedures adopted by our board, newly appointed non-employee directors are awarded an initial grant of 25,000 shares at the time of appointment and are not eligible for an additional grant until the fiscal year following their appointment. The directors are also eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.

From April 2009 to April 2014, Willis J. Johnson, our executive chairman, received no cash compensation in consideration of his services to Copart (other than a $1.00 annual payment). Instead, in April 2009, we granted Mr. Johnson (our chief executive officer at the time) an option to acquire shares of our common stock, vesting over five years. This option became fully vested in April 2014. In September 2014, our compensation committee reconsidered Mr. Johnson’s compensation as our executive chairman and approved annual cash compensation to Mr. Johnson of $70,000, payable in quarterly installments commencing in April 2014, for his services as executive chairman. Additionally, under our current program, our stockholders approved an annual option grant to Mr. Johnson of 25,000 shares under our Amended and Restated 2007 Equity Incentive Plan, which grant takes place on the date of our annual meeting of stockholders each year. In his role as executive chairman, Mr. Johnson is also provided with (i) use of a company owned automobile, (ii) use of Copart’s corporate aircraft for business use, as well as personal use for up to 100 hours per year, and (iii) the following benefits, generally on the same basis provided to our other employees: health, dental, and vision insurance; dependent care; flexible spending account; short- and long-term disability insurance, accidental death and dismemberment insurance. The compensation committee has adopted a policy permitting corporate-owned or leased aircraft to be available for the personal use of Mr. Johnson for up to 100 flight hours per year. The compensation committee approved personal use of the corporate-owned or leased aircraft by Mr. Johnson in fiscal 2017. We determine the value of personal use of corporate-owned or leased aircraft based on the aggregate incremental cost to us for such use. We calculate the incremental cost to the company for personal use of company aircraft based on the average variable operating costs to the company. Variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours the company aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use. Incremental costs do not include fixed costs that do not change based on usage, such as pilots' salaries, the purchase costs of company-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses.

The following table presents information relating to total compensation paid or accrued for services rendered to us in all capacities by our executive chairman of the board and our non-employee directors for the fiscal year ended July 31, 2020. The table excludes A. Jayson Adair, who is a named executive officer and does not receive any additional compensation for services provided as a director. See the section below entitled “Executive Compensation” for information about the compensation of Mr. Adair.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Totals ($)
Willis J. Johnson	70,000	471,896	75,479	(2)	617,375
Matt Blunt	70,000	471,896	—		541,896
Steven D. Cohan	80,000	471,896	—		551,896
Daniel J. Englander	70,000	471,896	—		541,896
James E. Meeks	70,000	471,896	—		541,896
Thomas N. Tryforos	70,000	471,896	—		541,896
Diane M. Morefield	70,000	—	—		70,000
Stephen Fisher	70,000	—	—		70,000
____________________

(1)Amounts shown represent the aggregate grant date fair values of the annual award of stock options granted in fiscal 2020 on the date of our 2019 annual stockholder meeting, for our directors who were re-elected by our stockholders at the annual meeting. These aggregate grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2020.
(2)Includes $23,844 related to personal use of a company owned automobile, $39,226 relating to Mr. Johnson’s personal use of the company’s aircraft during fiscal 2020, and $12,409 for medical, dental, and vision benefits.

As of July 31, 2020, the end of our 2020 fiscal year, the aggregate number of stock options outstanding for our executive chairman and each of our non-employee directors was as follows:

Name	Aggregate Number of Shares Underlying Options
Willis J. Johnson	330,000
Matt Blunt	70,000
Steven D. Cohan	170,000
Daniel J. Englander	490,000
James E. Meeks	250,000
Thomas N. Tryforos	490,000
Diane M. Morefield	25,000
Stephen Fisher	25,000

Under procedures previously adopted by our board of directors and approved by our stockholders, our executive chairman and each non-employee member of our board of directors (other than newly appointed non-employee directors) receives an option grant of 25,000 shares of our common stock on the date of our annual stockholder meeting, at an exercise price per share equal to the closing price of our common stock on NASDAQ on the date of grant. The stock options granted to our non-employee directors and to Mr. Johnson expire seven years from the date of grant (unless earlier terminated in accordance with the terms of the respective equity plan and related stock option agreement). On December 6, 2019, the date of our 2019 annual meeting of stockholders, each of Messrs. Johnson, Blunt, Cohan, Englander, Meeks, and Tryforos were granted options to purchase 25,000 shares of our common stock under our 2007 Equity Incentive Plan as part of their annual board compensation for fiscal 2020, at an exercise price of $88.58 per share, which was the closing price of our common stock on NASDAQ on the date of grant. Diane M. Morefield and Stephen Fisher did not receive an option award at our 2019 annual meeting of stockholders because they each received an initial option award upon joining the Board in July 2019, and were not eligible to receive an additional option award on the date of our 2019 annual meeting of stockholders. The shares subject to each option vest on a monthly basis from the date of grant and fully vest twelve months from the date. Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

General

One of the purposes of our annual meeting is to elect directors to hold office until the 2021 annual meeting of stockholders or until their respective successors are elected and have been qualified. At each annual meeting of stockholders, the terms of each of our incumbent directors expires and all members of our board of directors are elected. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members. We currently have nine authorized directors serving on our board of directors, of which seven are “independent” as defined under the NASDAQ listing standards.

Nominees

Our nominating and governance committee has nominated the nine individuals listed below for election as directors. All of the nominees for election at the annual meeting are currently our directors. All of the nominees were approved by our nominating and governance committee. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the nine nominees named below.

Each of the following nominees is currently one of our directors. Please see “Biographical Information” below for information concerning each of the following directors standing for election. Please note that all ages set forth below are as of November 2, 2020.

Name	Age	Position	Director Since
Willis J. Johnson	73	Executive Chairman of the Board of Directors	1982
A. Jayson Adair	51	Chief Executive Officer and Director	1992
Matt Blunt	49	Director	2009
Steven D. Cohan	59	Director	2004
Daniel J. Englander	51	Director	2006
James E. Meeks	71	Director	1996
Thomas N. Tryforos	61	Director	2012
Diane M. Morefield	62	Director	2019
Stephen Fisher	56	Director	2019

In accordance with procedures established by the nominating and governance committee, each of the above nominees has tendered his or her contingent resignation to the board of directors. If any nominee does not receive a majority of the votes cast at the annual meeting, the nominating and governance committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the nominating and governance committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Biographical Information

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994. Since July 2015, Mr. Johnson has served as the chief executive officer and a director of Takl, Inc., a privately-held technology company.

Mr. Johnson has over forty years of experience in the salvage vehicle industry and has overseen our growth from a single auction facility in California to over 200 auction facilities and operations in 11 countries. As such, he brings to our board significant institutional history as well as extensive knowledge of the industry and our operations.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Mr. Adair’s considerable knowledge and understanding of our company and our businesses together with his extensive experience managing crucial aspects of our business provide our board with significant insight into our businesses and operations.

Matt Blunt served as the Governor of the State of Missouri from 2005 to 2009. Prior to serving as the Governor of Missouri, Mr. Blunt served as a member of the Missouri General Assembly from 1999 through 2001 and as Missouri’s Secretary of State from 2001 through his inauguration as Governor in 2005. Since leaving the Office of the Governor of the State of Missouri, Mr. Blunt has served as a senior adviser to government affairs and financial firms. Since February 2011, Mr. Blunt has served as the president of the American Automobile Policy Council, which represents the public policy interests of Fiat Chrysler Automobiles N.V., Ford Motor Company, and General Motors Company. He is a 1993 graduate of the United States Naval Academy and received four Navy and Marine Corps Achievement Medals during his military service, as well as numerous other awards.

Mr. Blunt brings to our board extensive experience in government and public policy as a result of his service as the president of an automobile trade association, as the Governor of Missouri, as a member of the Missouri General Assembly, and his military training. As such, he provides our board with a unique and broad perspective on the issues we face.

Steven D. Cohan is a private investor, and since 1997, has served as the chief executive officer and as a director of Loco Ventures, Inc., a privately held company that has operated various food manufacturing businesses in Northern California. In addition, since July 2015, Mr. Cohan has also served as an executive officer and a director of Takl, Inc., a privately-held technology company. From 1992 to 1994, he served as our vice president of finance and principal accounting officer and, from 1994 to 1996, he served as our vice president of corporate development. He holds an M.B.A. from the University of San Francisco and a B.A. in Economics from the University of California, Los Angeles. He is also a certified public accountant.

Mr. Cohan brings to our board of directors a deep understanding of accounting principles and financial reporting rules and regulations, and substantial salvage vehicle industry expertise. He acquired this knowledge and expertise in the course of serving as our principal accounting officer and later as our vice president of corporate development, and due to his training as a certified public accountant.

Daniel J. Englander is managing partner of Ursula Capital Partners, an investment management firm that he founded in May 2004. He began serving as a director of CKX Lands, Inc., a land ownership and management company, in October 2018. In addition, since 2007, Mr. Englander has served as a director of America’s Car-Mart, Inc., an automotive retailer based in Bentonville, Arkansas; he served as a director of Healthways, Inc., a well-being improvement company based in Franklin, Tennessee for a portion of 2014; and he served as a director of Ambassadors International, a cruise ship operator based in Seattle, Washington from 2009 through May 2011. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a B.A. from Yale University.

Mr. Englander’s background in investment management and finance enables him to be a valuable resource to our board and to our company with respect to financial and business issues.

James E. Meeks served as our chief operating officer from 1992, when he joined us in connection with our purchase of South Bay Salvage Pool, until his retirement in 2007. From 1995 to 1996, Mr. Meeks also served as our senior vice president and from 1996 until 2007 he served as our executive vice president. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool, a salvage pool company. From 1991 to 2001, Mr. Meeks was an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer, and he retired from employment with us on December 31, 2007.

With over thirty years of experience in vehicle dismantling business and extensive experience in the subhauling business as well as his knowledge of our businesses and operations, Mr. Meeks brings to our board deep understanding of many aspects of the salvage market.

Thomas N. Tryforos has been a private investor since 2005. Between May 1991 and September 2004, Mr. Tryforos was a General Partner at Prescott Investors, Inc., a private investment firm. Mr. Tryforos also serves as a director of Credit Acceptance

Corporation, a publicly-traded indirect auto finance company. Mr. Tryforos received a B.A. from Columbia College in 1981. He received an M.B.A. in accounting and finance from Columbia Business School in 1984.

Mr. Tryforos’ significant experience in investing and financial matters enables him to provide insight and be a valuable resource to our board of directors and our company with respect to investment and financial matters.

Diane M. Morefield currently serves as Executive Vice President and Chief Financial Officer of CyrusOne, Inc., a publicly traded global REIT (NASDAQ: CONE) based in Dallas, Texas, that develops, owns and operates enterprise-class data center properties. Prior to joining CyrusOne, Inc. in 2016, Ms. Morefield served from 2010 to year-end 2015 as Executive Vice President and Chief Financial Officer of Strategic Hotels & Resorts, an NYSE-listed REIT that owned and operated luxury hotels and resorts in the United States, Mexico and Europe. Prior to Strategic Hotels, Ms. Morefield served in a variety of senior financial and operating roles for leading real estate organizations, including Equity International and Equity Office Properties Trust. Earlier in her career she was a real estate banker with Barclays Bank. Ms. Morefield, a CPA, is a director of UDR, Inc. a multifamily REIT listed on the NYSE, and she previously served as a director and chair of the Audit Committee of Spirit Realty Capital, a triple-net lease REIT listed on the NYSE.

Ms. Morefield’s experience with land acquisitions, her background in the technology sector, her prior public company director experience, and her specialized expertise and executive management experience in finance, accounting, and operations allow her to add significant value to our board of directors.

Stephen Fisher retired in May 2019 as Senior Vice President, Chief Technology Officer of eBay, Inc., an e-commerce corporation that facilitates consumer-to-consumer and business-to-consumer sales through its website. Mr. Fisher initially joined eBay in September 2014 as Senior Vice President, Chief Technology Officer of eBay Marketplaces. Prior to joining eBay, Mr. Fisher spent 10 years at Salesforce.com, an enterprise cloud computing company, most recently as its Executive Vice President, Technology. Mr. Fisher also serves on the board of directors of Vonage Holdings Corp. (NASDAQ: VG) and First Derivatives plc (LON: FDP).

Mr. Fisher’s executive management background and specialized expertise in technology and his public company director experience enable him to significantly enhance the sophistication and depth of our board of directors in technology matters.

Family Relationships

There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.
Required Vote

Each nominee requires the affirmative vote of a majority of the votes cast at the annual meeting to be elected. You may vote “FOR”, “AGAINST” or “ABSTAIN” for each nominee. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of the election of directors.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the election of each of the nine nominees listed above.

* * * * *

PROPOSAL NUMBER TWO

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

This year we are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our named executive officers identified in the Fiscal Year 2020 Summary Compensation Table in the “Executive Compensation” section of this proxy statement as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act). The advisory vote on the approval of executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The Dodd-Frank Act requires us to hold the advisory vote on the approval of executive compensation at least once every three years.

Our compensation for our named executive officers has been supported by a majority of the votes cast by our stockholders since proxy voting on named executive officer compensation began in 2011. At our 2019 annual meeting, approximately 98% of the votes cast by our stockholders approved of our fiscal 2019 executive compensation program.

Compensation Program and Philosophy

Our executive compensation program is designed to:

•attract and retain talented and experienced executives;
•motivate and reward executives whose knowledge, skills, and performance are critical to our success; and
•incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our executive compensation program and contains information about the fiscal 2020 compensation of our named executive officers. Our compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Copart, Inc.’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures set forth in the proxy statement relating to Copart’s 2020 annual meeting of stockholders.”

Required Vote

The votes cast “FOR” must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended July 31, 2020. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and our compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed in this proxy statement.

* * * * *

PROPOSAL NUMBER THREE

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

General

We are asking our stockholders to approve an amendment to our Amended and Restated 2007 Equity Incentive Plan, which we refer to as the 2007 Plan, to increase the number of shares of our common stock reserved for issuance under the 2007 Plan by 4,000,000 shares. This amount is expected to cover our needs for the next several years based on historical grant practices; however, future circumstances and business needs may dictate a different result. This amendment to the 2007 Plan was previously approved by our board of directors on October 18, 2020, subject to stockholder approval at our 2020 annual meeting of stockholders.

Reasons for Voting for the Amendment to the 2007 Plan to Increase the Number of Shares Reserved for Issuance Thereunder

The Amendment to the 2007 Plan Will Help Us to Continue Recruiting Service Providers

The board believes strongly that the amendment to the 2007 Plan is essential to our continued success. In particular, we believe that our employees are our most valuable assets and that the awards permitted under the 2007 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. As reflected in the “Compensation Philosophy and Program Design” below, equity-based incentive awards are a key component of our compensation philosophy because they align employee interests with stockholder interests and motivate our employees to achieve our goals. We believe that the use of equity-based incentive awards has been a material factor in the success of our compensation program to date, and if our stockholders approve the amendment to the 2007 Plan, we intend to continue the appropriate use of equity awards in the future.

A Reasonable Number of Shares Will Be Added to the 2007 Plan
As of October 23, 2020, only 4,157,244 shares of our common stock (which reflect the shares subject to awards of restricted stock or restricted stock units being counted as two shares for every one share subject to such awards, in accordance with the terms of the 2007 Plan) were available for issuance under the 2007 Plan, which we have determined would be insufficient to meet our forecasted needs for the next several years as discussed in greater detail below. We believe that an additional 4,000,000 shares of our common stock is necessary for us to continue to offer a competitive equity-based incentive program for the next several years based on historical grant practices and forecasted needs.

The board considered the following factors when determining the number of shares to be added to the 2007 Plan (with the share numbers below not reflecting the shares subject to awards of restricted stock or restricted stock units being counted as two shares for every one share subject to such awards, except for the number of remaining shares available for issuance under the 2007 Plan):

•Historical Grant Practices. The board considered the number of equity awards that we granted in the last three fiscal years. In fiscal years 2018, 2019, and 2020, we granted equity awards covering 2,443,200, 2,112,788, and 1,242,389 shares of our common stock, respectively, for a total of approximately 5,798,377 shares over that three-year period.

•Number of Shares Subject to Outstanding Awards. As of October 23, 2020, the number of shares of our common stock that remained available for issuance under the 2007 Plan was 4,157,244 plus any shares subject to outstanding equity awards granted under our 2007 Plan that return to the 2007 Plan under the 2007 Plan’s terms. As of the same date, the total number of shares of our common stock covered by outstanding equity awards under the 2007 Plan was 7,548,564 shares, which consisted of (i) 7,435,457 shares subject to outstanding options (with a weighted average exercise price of $45.92), (ii) 44,103 shares subject to outstanding awards of restricted stock, (iii) 69,004 shares subject to outstanding awards of restricted stock units (“RSUs”), and (iv) 0 shares subject to outstanding awards of performance shares.

•Overhang. As of October 23, 2020, 7,548,564 shares were subject to outstanding equity awards under our 2007 Plan, and 4,157,244 shares were available for future awards under our 2007 Plan. The total of those two figures represents approximately 5% of the outstanding shares of our common stock as of the same date.
Our executive officers and directors have an interest in the approval of the amendment to the 2007 Plan because they are eligible for awards under the 2007 Plan.

Summary of the 2007 Plan

The following is a summary of the principal features of the 2007 Plan, as amended to increase the number of shares reserved for issuance thereunder as disclosed in this proxy statement, and its operation. The summary is qualified in its entirety by reference to the 2007 Plan itself, attached as Exhibit A to this proxy statement.

The 2007 Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance units and performance shares, and (vi) and other stock or cash awards. Each of these (whether granted before or after the amendment to the 2007 Plan) is referred to individually as an “Award.” Those who will be eligible for Awards under the 2007 Plan include employees, directors and consultants who provide services to the Company and its parent or subsidiaries. As of September 30, 2020, approximately 7,610 employees (including any directors who are employees), 8 non-employee directors and no consultants were eligible to participate in the 2007 Plan.

Number of Shares of Common Stock Available Under the 2007 Plan. If the stockholders approve the amendment to the 2007 Plan, the maximum aggregate number of shares that may be awarded and sold under the 2007 Plan will be increased from 32,000,000 shares (which number reflects an adjustment made in connection with a 2-for-1 forward stock split completed in April 2017) to 36,000,000 shares. The shares may be authorized, but unissued, or reacquired common stock. As of October 23, 2020, 7,435,457 shares were subject to outstanding options, 44,103 were subject to outstanding restricted stock awards, 69,004 shares were subject to outstanding restricted stock units, no shares were subject to outstanding performance shares, and 4,157,244 shares were available for future grants (which do not reflect the shares subject to such awards of restricted stock or restricted stock units being counted as two shares for every one share subject to such awards, except in the case of the number of shares available for future grants).

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the 2007 Plan share reserve as two shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as two shares against the share reserve is returned to the 2007 Plan, the 2007 Plan share reserve will be credited with two shares that will thereafter be available for issuance under the 2007 Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2007 Plan. Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the exercised portion of the stock appreciation right will cease to be available under the 2007 Plan. Shares that have actually been issued under the 2007 Plan under any Award will not be returned to the 2007 Plan and will not become available for future distribution under the 2007 Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the 2007 Plan as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the 2007 Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the 2007 Plan. No shares purchased by the Company with option or stock appreciation right exercise proceeds received by the Company will become available for issuance under the 2007 Plan.

Effect of Certain Corporate Events. If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the 2007 Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the 2007 Plan. The board, or our compensation committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the board (referred to as the “Administrator”), will administer the 2007 Plan. To make grants to certain of the Company’s officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) (so that the Company can receive a federal tax deduction for certain compensation paid under the 2007 Plan). Subject to the terms of the 2007 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the 2007 Plan), and to interpret the provisions of the 2007 Plan and outstanding Awards. The Administrator may, with stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, awards of a different type, or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the 2007 Plan. The Administrator determines the number of shares subject to each option, although the 2007 Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial employment with the Company, in which case he or she may be granted an option covering up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the 2007 Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our (or any parent or subsidiary of ours) outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s (or any parent or subsidiary of ours) outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the 2007 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2007 Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial employment with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant the Company a right to repurchase or reacquire the unvested shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but for Awards of restricted stock that were granted prior to fiscal 2019 and intended to qualify as “performance-based compensation” under Section 162(m), no participant could be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant could be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with the Company. The limits described in the previous sentence are no longer applicable for Awards of restricted stock granted after fiscal 2018 because the “performance-based compensation” exemption under Section 162(m) was repealed effective for taxable years beginning after December 31, 2017. During the vesting period, participants holding shares of restricted stock generally may exercise full voting rights and receive any dividends with respect to those shares, except any dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original award.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2007 Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but for restricted stock units that were granted prior to fiscal 2019 and intended to qualify as “performance-based compensation” under Section 162(m), no participant could be granted more than 300,000 restricted stock units during any fiscal year, except that the participant could be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment to the Company. The limits described in the previous sentence are no longer applicable for restricted stock units granted after fiscal 2018 because the “performance-based compensation” exemption under Section 162(m) was repealed effective for taxable years beginning after December 31, 2017.
Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. For performance units and performance shares that were granted prior to fiscal 2019 and intended to qualify as “performance-based compensation” under Section 162(m), during any fiscal year, no participant could receive more than 300,000 performance shares and no participant could receive performance units having an initial value greater than $2,000,000, except that a participant could be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial employment with the Company. The limits described in the previous sentence are no longer applicable for performance units and performance shares granted after fiscal 2018 because the “performance-based compensation” exemption under Section 162(m) was repealed effective for taxable years beginning after December 31, 2017. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the 2007 Plan that were granted prior to fiscal 2019 and intended to qualify as “performance-based compensation” under Section 162(m) could be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and could provide for a targeted level or levels of achievement including: earnings per share, operating cash flow, operating income, profit after-tax, profit before-tax, return on assets, return on equity, return on sales, revenue, and total stockholder return. The performance goals could differ from participant to participant and from Award to Award and could be measured in absolute terms, in a combination with another performance goal(s), in relative terms (such as against a peer group or index), on a per share basis, against the performance of the Company as a whole or a segment of the Company, and/or on a pre-tax or after-tax basis.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any such award granted subject to performance goals, within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the Administrator was required, in writing: (i) to designate one or more participants to whom an award will be made, (ii) to select the performance goals applicable to the performance period, (iii) to establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (iv) to specify the relationship between performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator was required to certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator had the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the administrator deemed relevant to the assessment of individual or corporate performance for the performance period. A participant would be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period were achieved.

Transferability of Awards. Awards granted under the 2007 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event of a merger or change in control of the Company, each outstanding Award will be treated as the Administrator determines, including that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the 2007 Plan. The Administrator will have the authority to amend, alter, suspend or terminate the 2007 Plan, except that stockholder approval will be required for any amendment to the 2007 Plan to the extent required by any applicable laws. No amendment, alteration, suspension, or termination of the 2007 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The 2007 Plan will terminate ten years from the date of our 2016 Annual Meeting of Stockholders, unless the board terminates it earlier.

Non-Employee Director Award Limitations. The 2007 Plan limits the number of shares subject to Awards issued to a non-employee director in any fiscal year to 200,000 (increasing to 250,000 in the first fiscal year an individual serves as a non-employee director). Any Awards granted to an individual while he or she was an employee or consultant but not a non-employee director will not count for purposes of this limitation. The board will adjust these share limitations in the event of any adjustment to the Company’s shares discussed above (under “Effect of Certain Corporate Events”).

Forfeiture Events. The Administrator may provide in an Award agreement that the participant’s rights, payments, and benefits with respect to such Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events. In addition, all Awards granted under the 2007 Plan will be subject to reduction, cancellation, forfeiture, or recoupment rights in favor of us under any clawback policy of ours. The Administrator may require a participant to forfeit, return, or reimburse the Company all or a portion of his or her Award and any amounts paid thereunder pursuant to the terms of the clawback policy or as necessary or appropriate to comply with applicable laws.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the 2007 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the 2007 Plan during the last fiscal year to (A) each of our named executive officers, (B) our executive officers, as a group, (C) our directors who are not executive officers, as a group, and (D) all employees who are not executive officers, as a group, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares covered by awards (of restricted stock units granted to each such individual or group of individuals; (iv) the dollar value of the shares covered by such awards of restricted stock units, based on the closing sales price of a share of common stock on the grant date of each such award; (v) the aggregate number of shares covered by awards of restricted stock granted to each such individual or group of individuals; and (vi) the dollar value of the shares covered by such awards of restricted stock, based on the closing sales price of a share of common stock on the grant date of each such award. As of October 23, 2020, the closing sales price of a share of common stock as reported on the Nasdaq Stock Market was $114.29.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price($)	Shares Subject to Restricted Stock Units	Dollar Value of Restricted Stock Units ($)	Shares Subject to Restricted Stock Awards	Dollar Value of Restricted Stock Awards ($)
A. Jayson Adair, Chief Executive Officer	1,000,000	85.04	—	—	—	—
Jeffrey Liaw, President and Chief Financial Officer	—	—	36,864	3,000,000	—	—
William E. Franklin, Executive Vice President, U.S. Operations and Shared Services	—	—	—	—	—	—
All executive officers, as a group	1,000,000	85.04	36,864	3,000,000	—	—
All directors who are not executive officers, as a group	150,000	88.58	—	—	—	—
All employees who are not executive officers, as a group	25,000	83.27	798	91,203	29,727	3,397,498

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2007 Plan. The summary is based on existing U.S. laws and regulations as of the record date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Internal Revenue Code (the “Code”). If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.

Nonstatutory Stock Options. A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the acquired shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards. A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock Award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards. There are no immediate tax consequences of receiving an Award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share or a performance unit Award. Upon the settlement of such Awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Medicare Surtax. A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2007 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Section 409A. Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”) provide certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2007 Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an Award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. For tax years beginning before January 1, 2018, annual compensation to a covered employee in excess of $1,000,000 could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m); however, this exemption has been repealed effective for taxable years beginning after December 31, 2017, such that compensation paid to a covered employee in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that has not been materially modified after that date.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2007 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Required Vote

The votes cast “FOR” must exceed the votes cast “AGAINST” to approve the amendment to the 2007 Plan to increase the number of shares reserved for issuance thereunder. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the adoption of the approval of the amendment to the 2007 Plan to increase the number of shares reserved for issuance thereunder as disclosed in this proxy statement.

* * * * *

PROPOSAL NUMBER FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the current fiscal year ending July 31, 2021. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise. Our audit committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.

In the event our stockholders fail to ratify the appointment of Ernst & Young LLP, our audit committee will reconsider its selection. Even if the selection of the independent registered public accounting firm is ratified by our stockholders, our audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of the company and our stockholders.

Required Vote

The votes cast “FOR” must exceed the votes cast “AGAINST” to ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2021. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the ratification of the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2021.

* * * * *

Auditor Fees and Services

The following table sets forth the aggregate fees for professional services rendered for the audit of our consolidated annual financial statements by our independent registered public accounting firm, Ernst & Young LLP, for fiscal years ended July 31, 2020 and 2019. The table also includes fees billed for audit services, audit-related services, tax services, and all other services rendered by Ernst & Young LLP for fiscal years ended July 31, 2020 and 2019:

	Fiscal Year	Fiscal Year
Nature of Service	2020	2019
Audit Fees (1)	$1,250,000	$2,491,000
Audit-Related Fees (2)	$7,000	$103,000
Tax Fees (3)	$471,100	$217,900
All Other Fees (4)	$3,200	$4,600
Total Fees	$1,731,300	$2,816,500
____________________
(1)Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
(3)Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.
(4)Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm (or subsequently approving audit and permitted non-audit services in those circumstances where a subsequent approval is necessary and permissible). These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval. Our audit committee may also pre-approve particular services on a case-by-case basis. In addition, the charter of our audit committee provides that our audit committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to our audit committee at its scheduled meetings.

All of the services of Ernst & Young LLP for fiscal years 2019 and 2020 described above were pre-approved by the audit committee.

Report of the Audit Committee

The audit committee of Copart’s board of directors consists of Messrs. Cohan, Blunt, Fisher and Ms. Morefield. The audit committee has reviewed and discussed with management and Ernst & Young LLP our audited consolidated financial statements and financial reporting processes. Our management has the primary responsibility for our financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, our current independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee reviews and monitors these processes and receives reports from Ernst & Young LLP and management. The audit committee also discusses with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of our internal controls, and the overall quality of our financial reporting processes.

The audit committee has discussed with management and the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the audit committee has discussed with the independent registered public accounting firm their independence from us and our management and the independent registered public accounting firm provided the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On an annual basis, the audit committee obtains from the independent registered public accounting firm a written communication delineating all their relationships and professional services as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” In addition, the audit committee reviewed with the independent registered public accounting firm the nature and scope of any disclosed relationships or professional services and took, or recommended that our board of directors take, appropriate action to ensure the continuing independence of the independent registered public accounting firm.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal year 2020, and that Ernst & Young LLP be appointed as our independent registered public accounting firm for the fiscal year ending July 31, 2021.

Respectfully submitted by:

The audit committee of the board of directors

Steven D. Cohan (chairman)
Matt Blunt
Diane M. Morefield
Stephen Fisher

The preceding report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE OFFICERS

Our executive officers and their ages as of November 2, 2020 were as follows:

Name	Age	Position
A. Jayson Adair	51	Chief Executive Officer and Director
Jeffrey Liaw	43	President
John North	43	Senior Vice President and Chief Financial Officer

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Jeffrey Liaw has served as our president and chief financial officer since September 3, 2019 and as our senior vice president and chief financial officer between January 4, 2016 and September 3, 2019. Mr. Liaw has served as the chief financial officer of FleetPride, Inc., a privately held company that distributes truck and trailer parts nationwide, since January 2013. From August 2005 to December 2012, Mr. Liaw was a principal of TPG Capital Management, L.P., a private equity firm. Mr. Liaw earned his B.A. and B.B.A. from the University of Texas in 1999, and he earned his M.B.A. from Harvard University in 2005. He currently serves as a director, as a member of the audit committee, and as the finance committee chairman for Armstrong Flooring Incorporated.

John North has served as our senior vice president and chief financial officer since October 5, 2020. Mr. North has served as the chief financial officer of Avis Budget Group, Inc., a publicly traded company and global leader in car and truck rental and on-demand car sharing, from February 2019 to August 2020. Prior to joining Avis Budget Group, Inc., Mr. North served for 17 years in a variety of leadership roles with Lithia Motors, Inc., a publicly traded auto retailer, including as chief financial officer from January 2017 to February 2019, and before that, as chief accounting officer from January 2016 to December 2016. Mr. North earned his B.S. in Finance from Santa Clara University in 1998. He is a Certified Public Accountant and a CFA Charterholder.

EXECUTIVE COMPENSATION

Forward-Looking Statements

This proxy statement, including the section entitled “Compensation Discussion and Analysis” set forth below, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on our current expectations and involve risks and uncertainties that may cause our actual results to differ materially from those anticipated by these forward-looking statements. These forward-looking statements may include statements regarding actions to be taken by us in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2020 and in our periodic reports on Form 10-Q and current reports on Form 8-K as filed with the SEC.

Compensation Discussion and Analysis

Overview of Executive Compensation Programs

This section of our proxy statement provides an overview of our executive compensation programs, the material decisions we have made with respect to each element of our executive compensation programs, and the material factors we considered when making those decisions. Following this discussion, you will find further information in the executive compensation tables about the compensation earned by or paid to each of our “named executive officers,” including details of the fiscal 2020 compensation of our named executive officers in the Fiscal Year 2020 Summary Compensation Table. For fiscal 2020, our named executive officers determined in accordance with the rules of the Securities and Exchange Commission consisted of (i) A. Jayson Adair, our chief executive officer; (ii) Jeffrey Liaw, who served during fiscal 2020 as our president and chief financial officer; and (iii) William E. Franklin, who served as our executive vice president, U.S. operations and shared services until September 3, 2019 before transitioning to a non-executive officer role. Mr. Franklin retired from Copart in March 2020.

Role of Our Compensation Committee

The compensation committee of our board of directors administers our executive compensation programs. The compensation committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable and that it serves the best interests of Copart and our stockholders. In carrying out its responsibilities, the committee:

•Participates in the continuing development of, and reviews and approves changes in, our compensation policies;

•Reviews and approves each element of executive compensation, taking into consideration recommendations from Mr. Adair with respect to our president Mr. Liaw, who reports directly to Mr. Adair, as well as the other members of the senior management team, who report directly to Mr. Liaw; and

•Administers our equity incentive plans, for which it retains authority to approve grants of awards to any of our executive officers.

In addition, the charter of our compensation committee provides that our compensation committee may form and delegate authority to subcommittees when appropriate.

Committee Composition and Advisors

From August 1, 2019 to October 16, 2019, our compensation committee consisted of directors Daniel J. Englander, Thomas N. Tryforos, and Steven D. Cohan. Since October 16, 2019, our compensation committee has consisted of Mr. Englander, Mr. Tryforos, and director Stephen Fisher. During each of these different committee member configurations, Mr. Englander served as the chair of our compensation committee. Our board of directors has determined that each of the foregoing members of the compensation committee was, and is, an independent director under Nasdaq rules and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates according to a charter that details its specific duties and responsibilities. A copy of the charter is available in the Investor Relations section of our corporate website at http://www.copart.com/Content/US/EN/Investor-Relations/Compensation-Committee-Charter.

Our compensation committee has the authority under its charter to engage the services of outside advisors to assist it in evaluating executive compensation programs. As discussed in greater detail below, during fiscal 2020, our compensation committee engaged Compensia, Inc., an independent executive compensation firm, to advise it in structuring a new compensation program for our chief executive officer, A. Jayson Adair.

All Equity Compensation Program for Mr. Adair

Since April 2009, we have compensated Mr. Adair under an all-equity compensation program that seeks the best possible alignment between the incentives created for Mr. Adair and the long-term interests of our stockholders. In April 2009 and December 2014, our compensation committee approved substantial grants of stock options to Mr. Adair under a program where he otherwise received no additional cash or equity compensation other than $1.00 per year in base salary over the five-year vesting periods of the awards. Mr. Adair has continued to participate in Copart’s employee benefit plans and in certain perquisite programs approved by the compensation committee and described below. The second of the option awards became fully vested in April 2019, and from then until June 12, 2020, Mr. Adair received no cash or equity compensation from Copart other than $1.00 per year in base salary and certain perquisites as described in more detail below.

From April 2019 until June 2020, our compensation committee considered and discussed whether to continue the all-equity program. As part of that consideration, the committee retained Compensia to serve as its independent executive compensation consultant. At the conclusion of the evaluation process, the committee determined that the program implemented since April 2009 had achieved its objective of aligning realized executive compensation with stockholder return. On June 12, 2020, the compensation committee also determined that continuing an all-equity compensation program was in the best interests of stockholders and approved the grant of an option to Mr. Adair to acquire one million shares of our common stock under our Amended and Restated 2007 Equity Incentive Plan, subject to the vesting and other conditions described in greater detail below.

Philosophy Concerning Stock Options

Since our 1994 initial public offering, our compensation decisions have placed substantial relative weight on equity over cash compensation, and until recently with an exclusive focus on stock options. Recognizing the views of proxy advisors and some institutional investors concerning the relative merits of stock options and “full value” awards such as restricted stock units, our compensation committee and board have frequently discussed whether to depart from this historical emphasis on stock options. Prior to the deliberations with respect to the renewal of Mr. Adair’s compensation program, the compensation committee last considered the topic in connection with establishing its outside director compensation program, which was submitted to stockholders and approved at the 2018 annual meeting. The committee’s views on stock options remain unchanged from those expressed in connection with the 2018 annual meeting:

•Copart believes that stock options are one of the most effective means to align stockholder returns and realized executive compensation. Management receives no actual financial benefit from a stock option unless, and realizes a benefit solely to the extent that, the underlying stock price increases above the option exercise price.

•Restricted stock units and other “full-value” awards provide potentially material payments to management in scenarios where stockholders have realized no gain or may even have experienced losses. This result is inconsistent with Copart’s philosophy that realized compensation be commensurate with realized stockholder returns. Recognizing the views of proxy advisors and some stockholders, we did begin in fiscal 2019 to implement limited use of restricted stock units in connection with an award to Mr. Franklin, and we used restricted stock units again in fiscal 2020 in connection with an award to Mr. Liaw. We presently expect, however, that stock options will remain the principal focus of our equity compensation programs for Copart's senior leadership, particularly for Mr. Adair. We note also that Mr. Liaw maintains a substantial option position that comprises the strong majority of his equity-based compensation.

•Copart believes that option valuation methodologies such as Black-Scholes or the Monte Carlo simulation model (both of which Copart uses for financial accounting and SEC reporting) are highly imperfect for executive compensation decisions given their substantial sensitivity to underlying assumptions. They can be effective valuation tools for short-term options that can be readily traded. For long-term stock option awards granted as an equity incentive, however, these models and assumptions produce results that bear little, if any, relationship to whether, when, or if the option holder realizes actual compensatory value from the grant. The compensation committee did consider these models in connection with Mr. Adair’s recent award but intends to continue to focus its decisions based on potential, realizable value by the executive assuming various levels of stock price appreciation over the vesting term rather than on formulaic models that attempt to value the award at the time of grant and without reference to what the holder actually realizes financially.

•Because their realized benefit depends solely on stock price appreciation, Copart believes that stock options are inherently “performance-based” even without incremental performance-based conditions to exercise. We expect to continue to grant time-based stock options to management without other vesting terms. Nevertheless, for purposes of Mr. Adair’s 2020 option award and as described below, the compensation committee did impose a separate performance condition relating to threshold stock price appreciation above the exercise price which if triggered, would only vest if Mr. Adair has satisfied the service condition described below.

Committee Deliberation Regarding Adair Equity Award

Over the course of approximately 12 months and 5 meetings in addition to substantial discussions with Mr. Adair and other outside directors, our compensation committee explored whether to continue the all-equity compensation program adopted for Mr. Adair in 2009. As part of that process, the committee considered numerous factors, including (among others) the substantial success of the previous compensation program during the period from its effective date in April 2009 (as reflected, for example, in a 23.9% compound annual growth rate in the closing, split-adjusted price of our common stock from $8.83 on the last trading of fiscal 2009 to $93.25 on the last trading day of fiscal 2020); compensation comparisons against the peer group of companies discussed below; and the committee’s continued philosophy that Mr. Adair’s realized compensation be well aligned with stockholder interests.

In addition, the committee considered the unique challenges associated with creating performance and retention incentives for an executive who has been part of Copart’s leadership team for thirty years and who has substantially contributed to and benefited financially from its growth from a micro-cap public company at the time of its initial public offering to membership in the S&P 500. As of the record date, Mr. Adair holds beneficial ownership of 9,391,511 shares of our common stock, with a market value exceeding $1 billion. Given Mr. Adair’s financial situation, the committee believed that traditional cash-based programs would offer at best limited performance and retention incentives. The committee also believed that, given Mr. Adair’s existing ownership position in Copart, any additional award under a continued all-equity compensation program would need to be sufficiently material such that his potential realized compensation assuming significant stock price appreciation would offer meaningful financial and retention incentives based on future stock price appreciation.

Peer Group Determination

As part of its deliberations, the committee relied on a peer group developed in late 2018 in collaboration with Compensia for purposes of developing a cash and equity compensation program for outside directors. Our stockholders approved the outside director compensation program at the 2018 annual meeting. The peer group was developed based on factors relating to similarity of business and operating model, market capitalization, and revenues discussed in greater detail below. Initially, Compensia and our compensation committee noted that peer groups referenced by the major proxy advisory firms when commenting on executive compensation compared Copart to a group of industrial companies based on Global Industry Classification Standard (GICS) codes and that these companies, while comparable based on revenue, were materially dissimilar when compared to metrics such as business model, market capitalization, operating income, and historical stockholder returns.

Based on input from the committee, Compensia initially presented a proposed peer group chosen based on the following selection criteria:

•Industry: online auction marketplaces in different vertical markets, technology and technology-enabled product platforms, and technology and technology service companies generally.

•Revenue: companies with four-quarters trailing revenue between approximately $700 million and $4.3 billion at the time of selection, which approximated 0.4 to 2.5 times Copart’s four-quarters trailing revenue at the time.

•Market Capitalization: companies with market capitalization of approximately $5.8 billion to $73 billion at the time of selection, which approximated 0.3 to 4.0 times Copart’s market capitalization at the time.

Our compensation committee determined that Compensia’s proposed peer group consisted of companies with appropriately similar business models or a comparable reliance on proprietary product and service technologies, and further that the peer group was also comparable in terms of revenues and market capitalization. At the time the peer group was determined, the median four-quarters trailing revenue for the proposed peer group was $1.56 billion, compared to Copart’s $1.74 billion. The median market capitalization of the proposed peer group as of September 14, 2018 was $13.7 billion compared to Copart’s $14.6 billion.

Given its concern that the GICS-based peer group referenced by major proxy advisors had failed to evaluate comparability based on key financial metrics, our compensation committee requested that Compensia further validate the proposed peer group for use by Copart by providing additional data with respect to revenue growth, operating income growth, and total stockholder return over the prior five (5) years. Compensia’s subsequent review indicated that Copart fell approximately at the median of the peer group with respect to operating income growth, in the 66th percentile with respect to total stockholder return, and in the 22nd percentile with respect to revenue growth. Based on this additional data, our compensation committee determined that the proposed Copart peer group reflected a list of comparable companies based on operating models and financial metrics. Accordingly, the committee made no changes to Compensia’s initially proposed Copart peer group. Given the recency of the peer group determination and associated data, the committee determined that the Copart peer group was still representative of Copart’s applicable metrics and did not modify the peer group in connection with determining Mr. Adair’s new compensation program. In particular, the committee noted that the adopted peer group remained comparable based on the financial factors that the committee deems important, notably, stockholder return and profitability metrics. For example, based on Compensia’s comparison of key financial metrics against the identified peer group of a recognized proxy advisor, the committee noted that over the period from July 31, 2017 to May 28, 2020, Copart’s percentile rank relative to the proxy advisor peer group was 100% for each of return on invested capital, return on assets, and return on equity; 94% for total shareholder return; and 80% for EBITDA growth. By comparison, under the Compensia-recommended peer group, Copart ranked relatively favorably, including an 82% percentile ranking for total stockholder return, but was generally being compared to a more competitive set of growth companies.

Copart’s peer group consists of twenty (20) technology-enabled online marketplaces and service providers such as CoStar Group, Inc. and Zillow Group, Inc.; medical device and instrumentation companies with technology-enabled products and platforms such as Illumina, Inc. and Align Technology, Inc.; and technology companies such as Synopsys, Inc. and Red Hat, Inc. (acquired in 2019 by International Business Machines Corporation). The complete compensation peer group is as follows:

•Align Technology, Inc.	•GrubHub Inc.	•Synopsys, Inc.
•ANGI Homeservices Inc.	•Illumina, Inc.	•The Ultimate Software Group, Inc.
•ANSYS, Inc.	•Intuitive Surgical, Inc.	•TripAdvisor, Inc.
•Cognex Corporation	•KAR Auction Services, Inc.	•Tyler Technologies, Inc.
•CoStar Group, Inc.	•Match Group, Inc.	•Workday, Inc.
•Fair Isaac Corporation	•Red Hat, Inc.	•Zillow Group, Inc.
•Fortinet, Inc.	•ServiceNow, Inc.

All-Equity Compensation Program For Years Ending April 2020, April 2021, and April 2022

As noted above, the compensation committee reviewed Mr. Adair’s compensation for over a year following the full vesting of his 2014 stock option award, during which time Mr. Adair received no cash or equity compensation from Copart beyond his salary of $1.00 per year, and certain perquisites and benefits approved by the compensation committee.

During its deliberations, the committee considered traditional compensation programs consisting of base salary, target bonus, and full value equity incentive and stock option awards. As noted above, the committee also considered the substantial success of the compensation program implemented since 2009 and discussed various alternatives, including replicating the program in its prior forms and implementing it in a modified form. For the reasons cited above, the compensation committee remained committed to the all-equity compensation program originally implemented in 2009 and believes that such a program aligns as directly as possible Mr. Adair’s financial interest with those of our stockholders while at the same time creating meaningful retention incentives for Mr. Adair to continue in service to Copart. The committee did make various modifications, however, relating to adding a performance-based hurdle to require a minimum stock price appreciation threshold as a vesting condition separate and apart from the option’s time-based vesting component. Further, the committee determined that this all-equity program should cover a three-year compensation period rather than the previous five-year compensation periods.
On June 12, 2020, the committee approved the grant of an option to Mr. Adair under our Amended and Restated 2007 Equity Incentive Plan to acquire one million shares of common stock at an exercise price of $85.04 per share, the closing price of our common stock in Nasdaq trading on the grant date. Subject to his continued status as a service provider as defined in the equity plan, twenty percent (20%) of the shares subject to the option will vest on the first anniversary of the date of grant, and the balance of the shares will vest, subject to continued service, monthly over the succeeding 48 months such that the option will become fully vested on June 12, 2025. In addition, the committee included a performance condition such that, notwithstanding the time-based vesting conditions, before any portion of the option can be exercised, the average closing price of our common stock in trading on the Nasdaq stock market must exceed 125% of the applicable exercise price for at least twenty (20) consecutive trading days. As of the date of this proxy statement, the performance condition has not been satisfied. The option agreement does not provide for accelerated vesting upon a change in control of Copart, and the option would be treated in connection with such a transaction on the terms and conditions set forth in the equity plan. In the event of a change in control prior to satisfaction of the performance condition under the option, the performance condition will be deemed satisfied if the transaction price per share in the applicable transaction equals or exceeds the 125% trading price hurdle. In such a circumstance, the option would then vest based on continued service in accordance with its terms. If the price hurdle is not achieved in connection with a change in control, the option will terminate upon the closing of the transaction.

The committee also determined that the option would represent Mr. Adair’s sole compensation other than $1.00 in annual base salary and certain perquisites and benefits approved by the committee for each of the annual periods April 2019 through June 12, 2020, June 12, 2020 through June 12, 2021, and June 12, 2021 to June 12, 2022. The committee will re-assess Mr. Adair’s compensation program prior to June 2022.

The grant date value of the award as reflected in the summary compensation table was $25.5 million under the Monte Carlo simulation model used by Copart for financial accounting and SEC reporting purposes. As noted above, the compensation committee considers this calculated value to lack material meaning as it does not reflect the actual value, if any, that Mr. Adair will receive under the award. Mr. Adair’s actual realized compensation will be nothing if the stock price does not appreciate above the exercise price or maintain its current appreciation since the grant date and could be substantially more or less than $25.5 million depending on future stock prices. In light of legal and accounting requirements to report the award on this basis, the committee did consider the then-estimated grant date value compared to total direct compensation at peer companies (i.e., base salary, target bonus, and the value of equity awards as reflected in peer group proxy statements). The committee noted that averaging the grant date value of Mr. Adair’s 2020 award over the three years of this all-equity compensation program resulted in an average value of $8.5 million, placing Copart just below the 50th percentile when compared to reported annual total direct compensation within the above peer group. The compensation committee believes that stockholders evaluating Mr. Adair’s compensation using grant date value should evaluate the recent option grant on a similar, averaged basis given that the board of directors does not intend to pay or provide any additional bonus compensation, or any additional equity awards to Mr. Adair until June 2022, other than Mr. Adair’s annual salary of $1.00.

Compensation Program for Other Named Executive Officers

President and Chief Financial Officer

The following table outlines the levels of cash compensation paid to Mr. Liaw for fiscal 2020 compared to fiscal 2019:

Executive Officer	Base Salary		Cash Bonus
	2019	2020	2019	2020
Jeffrey Liaw	$ 341,500	$ 650,000	$ 330,000	$ 700,000

Effective September 3, 2019, our board of directors appointed Mr. Liaw as Copart’s president, reporting to Mr. Adair. Mr. Liaw continued to serve as our chief financial officer until the appointment of John North to the position effective October 5, 2020.

In August 2020, our compensation committee engaged Compensia to conduct a compensation review to inform the committee’s decisions with respect to Mr. Liaw’s compensation in his new position. In evaluating the individual elements of Mr. Liaw’s proposed compensation, the committee considered, among other factors, the recommendations of Mr. Adair; the substantial operational and strategic role that Mr. Liaw would be expected to perform in his new position; peer group data provided by Compensia, including chief operating officer data where available given the lack of positions with comparable levels of responsibility at most of the peer companies; Mr. Liaw’s current stock option position, including vested and unvested shares; and compensation practices within the committee-adopted peer group, including with respect to the use of restricted stock units.

For executive officers other than Mr. Adair, our compensation committee traditionally makes its determinations concerning base salary, cash bonuses, and additional equity incentives annually after the end of each fiscal year based on a review of our financial performance against the board-approved operating plan. In addition, the committee makes its own quantitative assessment of operating performance metrics with a focus on earnings per share and other key financial measures. The committee also considers the recommendations of Mr. Adair. Our compensation committee does not take a formulaic approach to setting compensation for executive officers but places substantial weight in its decisions on whether Copart met or exceeded its operating plan. Our compensation committee believes that our historical levels of executive compensation have been reasonable and appropriate in light of our business, both financially and operationally, the substantial contribution of our executive team in contributing to past growth, and the need to retain key executive officers who have substantial levels of industry and Copart-specific experience.

With those factors in mind, in connection with Mr. Liaw’s appointment to president, the committee approved an increase to $650,000 from his base salary as chief financial officer of $341,500. The committee determined that the increase in base salary was reasonable and appropriate given the change in responsibility from a more narrow finance, accounting, and treasury role to one overseeing the management and operation of all Copart’s worldwide businesses.

For purposes of Mr. Liaw’s bonus compensation in fiscal 2020, the compensation committee originally set a bonus target of $650,000 as part of his initial compensation package as president. As noted above, determination of bonus amounts to eligible executive officers is based on the committee’s quantitative review of Copart’s performance against the board-approved operating plan and its qualitative review of individual performance and other factors deemed relevant. In October 2020, the compensation committee approved an actual bonus award of $700,000 based on both corporate and individual over-performance. In particular, the committee focused on Copart’s eight percent (8%) increase in revenues, eighteen percent (18%) increase in net income, and increase in earnings per share from $2.46 in fiscal 2019 to $2.93 in fiscal 2020. The committee also noted the 21.4% return in Copart's stock price from August 1, 2019 to July 31, 2020 and Mr. Liaw’s successful and seamless transition to responsibility as Copart’s president from the beginning of fiscal 2020 (while still carrying all the responsibilities of our chief financial officer) as well as his successful management of growth across all key financial metrics notwithstanding a worldwide pandemic beginning in the third quarter of fiscal 2020.

In connection with Mr. Liaw’s promotion to president, the committee also approved the issuance under our Amended and Restated 2007 Equity Incentive Plan of restricted stock units to acquire 36,864 shares of our common stock with a grant date value of $3.0 million. The restricted stock units vest over five (5) years with twenty percent (20%) of the shares subject to the restricted stock units award vesting on the first anniversary of the date of grant and the balance of the shares vesting at a rate of 1/48 per month over the succeeding 48 months, subject to Mr. Liaw’s continued status as a service provider under our equity incentive plan. The committee determined to grant the award, notwithstanding its general preference for stock options, based on peer company data; a desire to minimize share dilution with the promotion grant; and Mr. Liaw’s substantial existing option position in Copart, which the committee believed well aligned Mr. Liaw’s interests with the interests of our stockholders. The committee also notes that the magnitude of Mr. Liaw’s and Mr. Adair’s equity positions in Copart are distinguishable. Nevertheless, the committee has not made a determination as to the form or potential mix of future equity awards to Mr. Liaw.

Former Executive Vice President, US Operations & Shared Services

Mr. Franklin served as our executive vice president, US operations and shared services until September 3, 2019, when he transitioned to a non-executive position. Mr. Franklin retired from Copart in March 2020. During fiscal 2020 until his retirement, we paid Mr. Franklin a total of $231,417 as base salary. He did not earn any bonuses, and we did not make any equity incentive awards to him. We thank Mr. Franklin for his long and successful tenure with Copart, and his many contributions to Copart’s growth and success.

Benefits and Perquisites

We provide the following benefits to our named executive officers, generally on the same basis provided to our other employees: health, dental, and vision insurance, medical and dependent care flexible spending account, short and long-term disability insurance, accidental death and dismemberment insurance, and a 401(k) plan. We match employee contributions to the 401(k) plan at a rate of 20% of each dollar contributed, up to 15% of annual pay, with a maximum contribution of $3,900 for fiscal 2020.

During fiscal 2020, we provided Mr. Adair with company-owned automobiles that may be used for personal purposes. During fiscal 2020, we also provided Messrs. Liaw and Franklin with a monthly automobile expense allowance.

The compensation committee has adopted a policy permitting corporate-owned or leased aircraft to be available for the personal use of Mr. Adair for up to 200 flight hours each per year, which reflects an increase of 100 flight hours relative to fiscal 2019. In addition, the committee has determined that Mr. Adair will be required to use corporate aircraft for all travel during the duration of the Covid-19 pandemic. The committee believes that this focus on Mr. Adair’s health and safety is reasonable and appropriate under the circumstances and in the best interests of our stockholders. The compensation committee approved personal use of the corporate-owned or leased aircraft by Mr. Adair in fiscal 2017 and reviews the personal usage on a quarterly basis. We determine the value of personal use of corporate-owned or leased aircraft based on the aggregate incremental cost to us for such use. Variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours the company aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use. Incremental costs do not include fixed costs that do not change based on usage, such as pilots' salaries, the purchase costs of company-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses.

Please see the column entitled “All Other Compensation” in the summary compensation table set forth in this proxy statement for the amounts attributable to our named executive officers with respect to benefits and perquisites.

Other Considerations

Post-Employment Obligations

Each of our executives is an “at will” employee, and we are not a party to any written employment agreements with our fiscal 2020 named executive officers, other than Mr. Liaw, our president and chief financial officer, whose agreement provides, under certain circumstances, for certain payments upon involuntary termination of employment or resignation for “good reason” (as defined in the applicable agreement). Our compensation committee believes the terms of the agreement are fair and reasonable and are in our best interests and in the best interests of our stockholders. For a description of the material terms of the agreements, please see “Employment Contracts and Severance Arrangements with Named Executive Officers” in the section entitled “Potential Post-Employment Payments Upon Termination or Change in Control” included in this proxy statement.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event an executive officer, director, or other service provider for the company receives “deferred compensation” that does not satisfy the requirements of section 409A. Although we do not maintain a traditional deferred compensation plan, section 409A may apply to certain severance arrangements and equity awards. Consequently, to assist the affected employee in avoiding additional tax and penalties under section 409A, we developed the severance arrangements described above in “Post-Employment Obligations” to either avoid the application of section 409A or, to the extent doing so is not possible, comply with the applicable section 409A requirements.

Equity Grant Practices

In June 2007, our compensation committee and board of directors adopted a policy with respect to the grant of stock options and other equity incentive awards. Among other provisions, the policy generally prohibits the grant of stock options or other equity awards to executive officers during closed quarterly trading windows (as determined in accordance with our insider trading policy). In addition, the equity grant policy requires that all equity awards made to executive officers be approved at meetings of our compensation committee rather than by written consent of the committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement immediately above. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 31, 2020.

COMPENSATION COMMITTEE Daniel J. Englander (chairman) Thomas N. Tryforos Stephen Fisher

The preceding compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of A. Jayson Adair, our chief executive officer. We believe our compensation practices and level of compensation are appropriate and competitive with opportunities in our industry, in each of the geographic markets in which we operate, and at all levels of the organization.

For fiscal year 2020, our last completed fiscal year:

•the median of the annual total compensation of all employees of our company (other than our chief executive officer), was $35,448; and

•the annual total compensation of our chief executive officer, as reported in our 2020 Summary Compensation Table, was $25,776,922.

Based on this information, for fiscal year 2020, the ratio of the annual total compensation of Mr. Adair, our CEO, to the median of the annual total compensation of employees was 727 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•We selected June 30, 2020, as the date upon which we would identify the median employee.

•As of June 30, 2020, our employee population consisted of approximately 7,679 individuals, including employees in Bahrain, Brazil, Canada, Finland, Germany, India, Oman, the Republic of Ireland, Spain, the United Arab Emirates, the United Kingdom, and the United States. All of these employees were included in the determination of the median employee.

•To identify the “median employee” from our employee population, we used actual pay earnings from July 1, 2019 through June 30, 2020 (the “compensation measure”).

•The compensation measure included base salary (including any paid overtime) and bonus payments.

•We annualized the base salary of all permanent employees who did not work for us or our subsidiaries for the entire twelve month period ending June 30, 2020.

•Amounts paid in foreign currency were converted into United States dollars using average exchange rates in effect during the twelve month period ending June 30, 2020.

•With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $35,448.

•With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table.

•During fiscal 2020, Mr. Adair served as our chief executive officer, and as described in the Section above titled “All Equity Compensation Program for Mr. Adair,” he received $1 in salary, a stock option award for one million shares, and the board of directors does not intend to pay or provide any additional bonus compensation, or any additional equity awards to Mr. Adair until June 2022, other than Mr. Adair’s annual salary of $1.00.

Fiscal Year 2020 Summary Compensation Table
The following table sets forth information regarding all of the compensation awarded to, earned by, or paid to (i) our chief executive officer, (ii) our president and chief financial officer, and (iii) former executive officers. We refer to these officers as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)	Option Awards($)(2)	Stock Awards ($)(3)	All Other Compensation ($)		Total($)
A. Jayson Adair	2020	1	—	25,472,496	—	294,426	(4)	25,766,923
Chief Executive Officer	2019	1	—	—	—	156,315		156,316
	2018	1	—	—	—	203,004		203,005

Jeffrey Liaw	2020	637,546	700,000	—	3,000,000	9,000	(5)	4,346,546
President	2019	338,884	330,000	2,534,555	—	9,000		3,212,439
	2018	323,076	325,000	959,440	—	9,000		1,616,516

William E. Franklin	2020	231,417	—	—	—	3,750	(6)	235,167
Former Executive Vice President	2019	538,461	600,000	—	2,000,000	9,000		3,147,461
	2018	494,230	600,000	1,918,880	—	9,000		3,022,110
____________________

(1)The amounts in this column represent discretionary bonuses awarded for services performed during the applicable fiscal year. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year.
(2)Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2020, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2020. For the number of outstanding equity awards held by the named executive officers as of July 31, 2020, see the “Outstanding Equity Awards” table in this proxy statement. Consistent with procedures previously adopted by our board, delays in effective dates of awards will occur if approved by the compensation committee during a closed trading window, until the first trading day upon which our trading window opened immediately following such approval.
(3)Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown represent the grant date fair values of awards of restricted stock units granted in the fiscal year 2020, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2020. For the number of outstanding equity awards held by the named executive officers as of July 31, 2020, see the “Outstanding Equity Awards at 2020 Fiscal Year End” table in this proxy statement. Consistent with procedures previously adopted by our board, delays in effective dates of awards will occur if approved by the compensation committee during a closed trading window, until the first trading day upon which our trading window opened immediately following such approval.
(4)Includes $38,104 related to personal use of company-owned automobiles, $240,420 related to Mr. Adair’s personal use of the company’s aircraft during fiscal 2020, and $15,902 in medical, dental, and vision benefits.
(5)Consists of $9,000 related to an automobile allowance.
(6)Consists of $3,750 related to an automobile allowance.

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into in fiscal 2016 with Jeffrey Liaw, who served during fiscal 2020 as our president and chief financial officer, and an employment agreement we entered into in October 2020 with Mr. North, who now serves as our senior vice president and chief financial officer. For a description of the material terms of the employment agreements with each of Messrs. Liaw and North, please see the section entitled “Employment Contracts and Severance Arrangements with Named Executive Officers” contained in this proxy statement.

Grants of Plan-Based Awards in Fiscal Year 2020

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended July 31, 2020.

	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
A. Jayson Adair	6/12/2020	—	1,000,000	85.04	25,472,496
Jeffrey Liaw	9/3/2019	36,864	—	—	3,000,000
William E. Franklin	—	—	—	—	—
____________________
(1)Represents an award of restricted stock units. Mr. Liaw’s restricted stock units award vested 20% on the one year anniversary of the grant date and, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. Liaw’s continued service to us on each such vesting date.
(2)Represents an award of stock options. Mr. Adair’s option award vests 20% on the one year anniversary of the grant date and, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. Adair’s continued service to us on each such vesting date. Mr. Adair’s option award also contains a separate performance-based vesting condition, such that no options will be exercisable unless and until the closing price in trading of our common stock on NASDAQ is greater than or equal to $106.30 per share (which is an amount equivalent to 125% of the exercise price of the options) for a period of 20 consecutive trading days.
(3)Amounts shown represent the grant date fair values of awards of stock options or restricted stock units, as applicable, granted in the fiscal year 2020, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2020.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table presents certain information concerning option awards held by the named executive officers at the end of the fiscal year ended July 31, 2020. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

	Option Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date(1)	Option Exercise Price ($)	Option Expiration Date
A. Jayson Adair (2)	—	1,000,000	6/12/2020	85.04	6/12/2030
Jeffrey Liaw	10,000	1,666	1/4/2016	18.34	1/4/2026
	47,334	16,666	10/10/2016	27.10	10/10/2026
	63,333	63,333	10/4/2017	34.78	10/4/2027
	52,500	97,500	3/7/2019	58.27	3/7/2029
William E. Franklin	—	—	—	—	—
___________________

(1)Except as indicated in footnote 2 below, all option grants vest 20% on the first anniversary of the date of grant, and the balances vest monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to the executive officer’s continued service to us on each such vesting date.
(2)Mr. Adair’s option award vests 20% on the one year anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. Adair’s continued service to us on each such vesting date. Mr. Adair’s option award also contains a separate performance-based vesting condition, such that no options will be exercisable unless and until the closing price in trading of our common stock on NASDAQ is greater than or equal to $106.30 per share (which is an amount equivalent to 125% of the exercise price of the options) for a period of 20 consecutive trading days.

The following table presents certain information concerning restricted stock unit awards held by the named executive officers at the end of the fiscal year ended July 31, 2020. This table includes vested and unvested restricted stock unit awards.

Stock Awards
Named Executive Officer	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
A. Jayson Adair	—	—
Jeffrey Liaw	36,864	3,347,568
William E. Franklin	—	—
___________
(1)Represents an award of restricted stock units. Mr. Liaw’s restricted stock units award vested 20% on the first anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr.Liaw’s continued service to us on each such vesting date.
(2)Based on the $93.25 closing price of a share of our common stock on July 31, 2020.

Option Exercises in Fiscal Year 2020

The following table provides certain information concerning stock option exercises by each of the named executive officers during the fiscal year ended July 31, 2020, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker’s commissions.

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
A. Jayson Adair	1,902,686	156,572,030
Jeffrey Liaw	94,334	5,597,580
William E. Franklin	833,333	54,501,404

(1) Represents the fair market value of underlying securities on the date of exercise, less the exercise price.

Pension Benefits and Non-Qualified Deferred Compensation

We did not maintain any defined pension or defined contribution plans, other than our tax-qualified 401(k) plan, during our fiscal year ended July 31, 2020. No named executive officers participated in a non-qualified deferred compensation plan during the fiscal year ended July 31, 2020.

Potential Post-Employment Payments upon Termination or Change in Control

Employment Contracts and Severance Arrangements with Named Executive Officers

We are a party to written employment agreements with Jeffrey Liaw, our president, and John North, our senior vice president and chief financial officer. These employment agreements set forth the base salary, bonus opportunity, benefits and the responsibilities of the position, as applicable, in effect at the time of execution of the agreement. In addition, the executive employment agreements require us to provide compensation to the executive in the event of termination of employment under certain circumstances.

Mr. Liaw’s employment agreement provides that in the event his employment is involuntarily terminated other than for disability or “cause” or he resigns from his employment for “good reason” (as defined in the employment agreement), and conditioned on his executing a severance agreement and release of claims, he will be entitled to a lump sum payment equal to fifty percent (50%) of his then-current annual base salary, less applicable tax withholding. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

Mr. North’s employment agreement provides that in the event his employment is involuntarily terminated other than for disability or “cause” or he resigns from his employment for “good reason” (as defined in the employment agreement), and conditioned on his executing a severance agreement and release of claims, he will be entitled to a lump sum payment equal to fifty percent (50%) of his then-current annual base salary, less applicable tax withholding. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

In the executive employment agreements, “cause” means any of the following: (i) willful or grossly negligent failure to substantially perform his duties; (ii) commission of gross misconduct which is injurious to us; (iii) breach of a material provision of the employment agreement or agreements incorporated therein; (iv) material violation of a federal or state law or regulation applicable to our business; (v) misappropriation or embezzlement of our funds or an act of fraud or dishonesty upon us made by the executive; (vi) conviction of, or plea of nolo contendere to, a felony; or (vii) continued failure to comply with directives of senior management.

In the executive employment agreements, “good reason” means the executive’s resignation, if one or more of the following events shall have occurred without his consent (and following any applicable cure period): without the executive’s prior written consent, (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; (ii) a material reduction by us in his base salary as in effect immediately prior to such reduction; or (iii) any material breach by us of any material provision of the employment agreement.

Change in Control Provisions

Neither our 2001 Stock Option Plan nor our Amended and Restated 2007 Equity Incentive Plan, provides for the acceleration of outstanding options or other equity incentive awards in the event of a change in control (as defined in the plans), except in the limited circumstance where the successor corporation does not assume our outstanding options. When a successor corporation does not assume our options in the event of an acquisition or merger, the optionee will have the right to exercise the option or stock purchase right as to all the shares underlying the applicable options, including shares not otherwise vested or exercisable. The right to exercise the option or stock purchase right applies to all of our employees, including our named executive officers.

Potential Payments upon Termination or Change in Control

Mr. Liaw is our only named executive officer who had an employment agreement as of July 31, 2020. On the assumption that the involuntary termination of employment (including resignation for “good reason”) Mr. Liaw took place on July 31, 2020, whether before or after a change in control, Mr. Liaw would have been entitled to receive a lump-sum severance payment totaling $325,000, the equivalent of fifty percent (50%) of his fiscal 2020 base salary, less applicable tax withholding.

Equity Compensation Plan Information

The following table provides information as of July 31, 2020 with respect to shares of our common stock that may be issued upon the exercise of options and similar rights under our 2014 Employee Stock Purchase Plan and our 2007 Equity Incentive Plan, as amended and restated.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	8,058,644	(2)	$28.17	(3)	4,833,806	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	8,054,644		$28.17		4,833,806
____________________
(1)We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2014 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 2014 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.
(2)Reflects the number of shares of common stock to be issued under the 2007 Equity Incentive Plan, as amended and restated, upon (i) exercise of outstanding options, (ii) vesting of restricted stock awards, and (iii) vesting of restricted stock units.
(3)Reflects weighted average exercise price of outstanding options under the 2007 Equity Incentive Plan, as amended and restated.
(4)Consists entirely of securities available for future issuance under the 2007 Equity Incentive Plan, as amended and restated.

RELATED PERSON TRANSACTIONS

Audit Committee Approval Policy

Our audit committee is responsible for the review, approval, or ratification of “related person transactions” between us and in which any person had or will have a direct or indirect material interest. Under SEC rules, a related person is any person who is or was since the beginning of the last fiscal year a director, officer, nominee for director, or 5% stockholder of Copart (and any of his or her immediate family members).

In October 2012, our audit committee adopted a revised written policy with respect to related person transactions. Under the policy, any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Person Transactions

Since the beginning of fiscal 2020 and to November 2, 2020 of fiscal 2021, we engaged in the related person transactions described in this section, all of which were approved by our audit committee. We believe that the terms of these transactions were no less favorable to us than could have been obtained from unaffiliated third parties.

Related Party Employment

We employ Brett Adair, the brother of A. Jayson Adair, our chief executive officer, in a non-executive officer position. In fiscal 2020, we paid Mr. Adair a total of $348,619, consisting of $228,619 in base salary, and $120,000 as a cash bonus. Mr. Adair's cash bonus was earned in fiscal 2020 and paid in fiscal 2021. In addition, Mr. Adair is given a monthly automobile expense allowance of $500.

We employ Diane Yassa, daughter of James E. Meeks, a member of our board of directors, in a non-executive officer position. In fiscal 2020, we paid Ms. Yassa a total of $257,516, consisting of $217,516 in base salary, and $40,000 as a cash bonus. Ms. Yassa’s cash bonus was earned in fiscal 2020 and paid in fiscal 2021.

We employed Kevin Pratt, son-in-law of William E. Franklin, who served during a portion of fiscal 2020 as our executive vice president of U.S. operations and shared services, in a non-executive officer position. Mr. Pratt served for a portion of fiscal 2020, during which period we paid Mr. Pratt a total of $182,150, consisting of base salary. In addition, Mr. Pratt was given a monthly automobile expense allowance of $500.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Copart’s directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of Copart shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Copart. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements during fiscal 2020 other than one late Form 5 filed by A. Jayson Adair on September 16, 2019 with respect to certain gift and other transactions.

SECURITY OWNERSHIP

The following table sets forth certain information known to us regarding the ownership of our common stock as of October 25, 2020 by (i) all persons known by us to be beneficial owners of 5% or more of our common stock; (ii) each of our current directors and nominees for director; (iii) any other named executive officers (as defined in the section of this Proxy Statement entitled “Executive Compensation - Summary Compensation Table”); and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined based on SEC rules and includes certain stock options exercisable within sixty days of October 25, 2020. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Total Shares Outstanding(2)
5% or more beneficial owners, executive officers and directors:
The Vanguard Group (3)	23,888,045	10.12%
BlackRock, Inc. (4)	18,392,825	7.72%
Willis J. Johnson (5)	18,234,066	7.75%
A. Jayson Adair (6)	9,391,511	3.98%
Matt Blunt (7)	70,000	*
Steven D. Cohan (8)	170,024	*
Daniel J. Englander (9)	654,700	*
William E. Franklin (10)	42,242	*
Jeffrey Liaw (11)	183,384	*
James E. Meeks (12)	250,000	*
John North	—	—
Thomas N. Tryforos (13)	710,785	*
Diane M. Morefield (14)	25,000	*
Stephen Fisher (15)	25,000	*
All directors and executive officers as a group (12 persons) (16)	29,714,470	12.59%
____________________
*    Represents less than 1% of our outstanding common stock.

(1)Unless otherwise set forth in these footnotes, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.
(2)Based on 236,083,242 shares outstanding as of October 12, 2020.
(3)Based solely on the most recently available Schedule 13G filed by The Vanguard Group with the SEC on February 12, 2020. The Vanguard Group reported sole voting power over 314,121 shares, shared voting power over 50,507 shares, sole dispositive power over 23,539,723 shares, and shared dispositive power over 348,322 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)Based solely on the most recently available Schedule 13G filed by BlackRock, Inc. with the SEC on February 5, 2020. BlackRock, Inc. reported sole voting power over 16,042,906 shares, shared voting power over 0 shares, sole dispositive power over 18,392,825 shares, and shared dispositive power over 0 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(5)Includes 11,763,711 shares held by the Willis J. Johnson and Reba J. Johnson Revocable Trust U/A DTD 1/16/1997, for which Mr. Johnson and his wife are trustees, 2,014,000 shares held by the Reba Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners, 1,495,300 shares held directly by Willis J. Johnson, 884,827 shares held by the 2018 Willis J. Johnson Qualified Annuity Trust, for which Mr. Johnson serves as trustee, 884,827 shares held by the 2018 Reba J. Johnson Qualified Annuity Trust, for which Mr. Johnson serves as trustee, 461,401 shares held by Willis and Reba’s Foundation, for which Mr. Johnson serves as President, and 400,000 shares held jointly by Willis J. Johnson and Reba J.

Johnson. Also includes options to acquire 330,000 shares of common stock held by Mr. Johnson that are exercisable within sixty days after October 25, 2020.
(6)Includes 6,129,227 shares held by the A. Jayson Adair and Tammi L. Adair Revocable Trust, for which Mr. Adair and his wife are trustees, 262,456 shares held by irrevocable trusts for the benefit of members of Mr. Adair’s immediate family, for which Mr. Adair serves as trustee, 459,828 shares held by JTGJ Investments, LP, a Texas limited partnership, 2,000,000 shares held by JTGJ Investments II, LP, a Texas limited partnership, and 540,000 shares held by The Adair Foundation, for which Mr. Adair serves as President. Mr. Adair disclaims beneficial ownership of the shares held by JTGJ Investments, LP, JTGJ Investments II, LP, and The Adair Foundation, except to the extent of his pecuniary interest.
(7)Represents options to acquire 70,000 shares of common stock held by Mr. Blunt that are exercisable within sixty days after October 25, 2020.
(8)Includes 24 shares held by the Cohan Revocable Trust U/A DTD 1/17/1996, for which Mr. Cohan serves as Trustee, and options to acquire 170,000 shares of common stock held by Mr. Cohan that are exercisable within sixty days after October 25, 2020.
(9)Includes 159,800 held by Ursula Capital Partners, for which Mr. Englander is the sole general partner, and 4,900 shares held by trusts for the benefit of members of Mr. Englander’s immediate family. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein. Also includes options to acquire 490,000 shares of common stock held by Mr. Englander that are exercisable within sixty days after October 25, 2020.
(10)Includes 42,242 shares held directly by Mr. Franklin.
(11)Includes 10,217 shares held directly and options to acquire 173,167 shares of common stock held by Mr. Liaw that are exercisable within sixty days after October 25, 2020.
(12)Represents options to acquire 250,000 shares of common stock held by Mr. Meeks that are exercisable within sixty days after October 25, 2020.
(13)Includes 181,344 shares held by Elias Charles & Co. LLC, of which Mr. Tryforos is a member. Mr. Tryforos disclaims beneficial ownership of the shares held by Elias Charles & Co. LLC except to the extent of his pecuniary interest. Also includes 39,441 shares owned by others, for which Mr. Tryforos has shared dispositive power, but no voting power. Mr. Tryforos disclaims beneficial ownership of the shares owned by others. Also includes options to acquire 490,000 shares of common stock held by Mr. Tryforos that are exercisable within sixty days after October 25, 2020.
(14)Represents options to acquire 25,000 shares of common stock held by Ms. Morefield that are exercisable within sixty days after October 25, 2020.
(15)Represents options to acquire 25,000 shares of common stock held by Mr. Fisher that are exercisable within sixty days after October 25, 2020.
(16)Includes 27,752,443 shares and options to acquire 2,023,167 shares of common stock held by all executive officers and directors as a group that are exercisable within sixty days after October 25, 2020.

OTHER MATTERS

Other Matters

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

Adjournment of the 2020 Annual Meeting

In the event that there are not sufficient votes present to vote on any proposal incorporated in this proxy statement at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock in accordance with our bylaws.

Annual Report

A copy of our Annual Report for the fiscal year ended July 31, 2020 has been made available concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The annual report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors
COPART, INC.

Gregory R. DePasquale, Secretary
Dated: November 2, 2020

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING: The Proxy Statement and 2020 Annual Report are available free of charge at www.edocumentview.com/CPRT

Site of the Copart, Inc. 2020 Annual Stockholder Meeting

Directions to:	Copart Tower
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

From:	Dallas Fort Worth International Airport

Head towards the north exit
Take the ramp onto International Parkway (partial toll road)
Continue onto TX-121 N
Take the exit onto I-635 E
Take exit 22C to merge onto Dallas North Tollway N (partial toll road)
Take the exit toward Spring Valley Rd/Quorum Dr/Verde Valley Lane (toll road)
Merge onto Dallas Parkway
Turn left onto Spring Valley Road
Turn left onto Dallas Parkway
Destination will be on the right

Copart ✓VOTE

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Willis J. Johnson	☐	☐	☐	02 - A. Jayson Adair	☐	☐	☐	03 - Matt Blunt	☐	☐	☐
04 - Steven D. Cohan	☐	☐	☐	05 - Daniel J. Englander	☐	☐	☐	06 - James E. Meeks	☐	☐	☐
07 - Thomas N. Tryforos	☐	☐	☐	08 - Diane M. Morefield	☐	☐	☐	09 - Stephen Fisher	☐	☐	☐

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at: www.edocumentview.com/CPRT

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Proxy — Copart, Inc.

Proxy for 2020 Annual Meeting of Stockholders
December 4, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COPART, INC.

The undersigned stockholder of Copart, Inc. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the notice of the 2020 Annual Meeting of Stockholders to be held on December 4, 2020 and the proxy statement, and appoints A. Jayson Adair and Gregory R. DePasquale or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2020 Annual Meeting of Stockholders of the Company to be held on Friday, December 4, 2020, at 8:00 a.m. Central Standard Time, at 14185 Dallas Parkway, Suite 300, Dallas, TX 75254, and any postponement or adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

For the proposals on the reverse side, the board of directors recommends that you vote "FOR" all of the nominees for director in Proposal 1 and "FOR" Proposals 2, 3 and 4. This Proxy, when properly executed, will be voted as specified on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: "FOR" THE ELECTION OF THE DIRECTORS LISTED IN ITEM 1, "FOR" THE PROPOSAL LISTED IN ITEM 2, "FOR" THE PROPOSAL LISTED IN ITEM 3, AND "FOR" THE PROPOSAL LISTED IN ITEM 4; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE

C Non-Voting Items

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Meeting Attendance
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Exhibit A - Copart Amended and Restated 2007 Equity Incentive Plan

COPART, INC.
2007 EQUITY INCENTIVE PLAN,
AS AMENDED AND RESTATED

(as amended and restated effective December 16, 2013,
and as further amended and restated on December 16, 2016, and as further amended, subject to, and contingent upon, stockholder approval at the 2020 Annual Meeting of Stockholders)
1.Purposes of the Plan. The purposes of this Plan are:

•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide incentives to individuals who perform services to the Company, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.    Definitions. As used herein, the following definitions will apply:
    (a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.
(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Change in Control” means the occurrence of any of the following events:
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
(g)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(h)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(i)    “Common Stock” means the common stock of the Company.
(j)    “Company” means Copart, Inc., a Delaware corporation, or any successor thereto.
(k)    “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
(l)    “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
(m)    “Director” means a member of the Board.
(n)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o)    “Earnings Per Share” means as to any performance period, the Company’s or a business unit’s Profit After-Tax, divided by a weighted average number of Shares outstanding and dilutive common equivalent Shares deemed outstanding, determined in accordance with generally accepted accounting principles.
(p)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)    “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(s)    “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.
(t)    “Fiscal Year” means the fiscal year of the Company.
(u)    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(v)    “Non-Employee Director” means a Director who is not an Employee.
(w)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(x)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(y)    “Operating Cash Flow” means as to any performance period, the Company’s or a business unit’s sum of Profit After-Tax plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.
(z)    “Operating Income” means as to any performance period, the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.
(aa)    “Option” means a stock option granted pursuant to Section 6 of the Plan.
(bb)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(cc)    “Participant” means the holder of an outstanding Award.
(dd)    “Performance Goals” will have the meaning set forth in Section 11 of the Plan.
(ee)    “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.
(ff)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
(gg)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(hh)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ii)    “Plan” means this 2007 Equity Incentive Plan, as amended and restated.
(jj)    “Profit After-Tax” means as to any performance period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.
(kk)    “Profit Before-Tax” means as to any performance period, the Company’s or a business unit’s income before taxes, determined in accordance with generally accepted accounting principles.

(ll)    “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(mm)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(nn)    “Return on Assets” means as to any performance period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.
(oo)    “Return on Equity” means as to any performance period, the percentage equal to the Company’s Profit After-Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.
(pp)    “Return on Sales” means as to any performance period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.
(qq)    “Revenue” means as to any performance period, the Company’s or business unit’s net sales, determined in accordance with generally accepted accounting principles.
(rr)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ss)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(tt)    “Service Provider” means an Employee, Director, or Consultant.
(uu)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(vv)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.
(xx)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(yy)    “Total Stockholder Return” means as to any performance period, the total return (change in share price plus reinvestment of any dividends) of a Share.
3.    Stock Subject to the Plan.
(a)    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 36,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)    Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.
(c)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan;

provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right will become available for issuance under this Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).
(d)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.    Administration of the Plan.
(a)    Procedure.
(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)    Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)    to determine the Fair Market Value;
(ii)    to select the Service Providers to whom Awards may be granted hereunder;
(iii)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;
(iv)    to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program;
(v)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vi)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(vii)    to modify or amend each Award (subject to Section 19(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not, without the approval of the Company’s stockholders: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), or (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price;
(viii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(ix)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and
(x)    to make all other determinations deemed necessary or advisable for administering the Plan.
(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.
5.    Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.    Stock Options.
(a)    Limitations.
(i)    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(ii)    The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares.
(b)    Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)    Option Exercise Price and Consideration.
(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)    Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.
(d)    Exercise of Option.

(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)     Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)     Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v)    Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7.    Stock Appreciation Rights.
(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.
(c)    Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.
(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.
(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
8.    Restricted Stock.
(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine, subject to the terms and conditions of the Plan. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
(c)    Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)    Other Restrictions. Subject to the terms and conditions of the Plan, the Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
(i)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. The Performance Goals will be set by the Administrator, in writing, on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). Notwithstanding anything herein, the Administrator may grant Awards under this Plan that are based on Performance Goals or other specific criteria or goals that are not intended to and do not otherwise qualify as “performance-based compensation” under Section 162(m) of the Code.
9.    Restricted Stock Units.
(a)    Grant. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.
(b)    Vesting Criteria and Other Terms. Subject to the terms and conditions of the Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine.
(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.
(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.
(e)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
(f)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. The Performance Goals will be set by the Administrator, in writing, on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the

Performance Goals). Notwithstanding anything herein, the Administrator may grant Awards under this Plan that are based on Performance Goals or other specific criteria or goals that are not intended to and do not otherwise qualify as “performance-based compensation” under Section 162(m) of the Code.
10.    Performance Units and Performance Shares.
(a)    Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 300,000 Performance Shares.
(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)    Performance Objectives and Other Terms. Subject to the terms and conditions of the Plan, the Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares.
(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)    Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
(g)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. The Performance Goals will be set by the Administrator, in writing, on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). Notwithstanding anything herein, the Administrator may grant Awards under this Plan that are based on Performance Goals or other specific criteria or goals that are not intended to and do not otherwise qualify as “performance-based compensation” under Section 162(m) of the Code.
11.    Performance-Based Compensation Under Section 162(m) of the Code
(a)    General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.
(b)    Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of the following performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”): (a) Earnings per Share, (b) Operating Cash Flow, (c) Operating Income, (d) Profit After-Tax, (e) Profit Before-Tax, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and (j) Total Stockholder Return. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share basis, (v) against the performance of the Company as a whole or a segment of the Company and/or (vi) on a pre-tax or after-tax basis. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.
(c)    Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.
(d)    Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.
(e)    Determination of Amounts Earned. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Administrator will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change in Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.
12.    Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any

Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, 10, and 23.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)    Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.
In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
15.    Tax Withholding.
(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value (as determined by the Company) equal to the minimum amount required to be withheld or other greater amount up to the maximum statutory rate under Applicable Laws, as applicable to the Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Company (including in connection with the effectiveness of FASB Accounting Standards Update 2016‑09 amending FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation), (iii) delivering to the Company already-owned Shares having a fair market value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
16.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.    Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date of the 2016 annual meeting of the Company’s stockholders unless terminated earlier under Section 19 of the Plan.
19.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
22.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws
23.    Non-Employee Director Limitations. No Non-Employee Director may be granted in any Fiscal Year, Awards covering more than 200,000 Shares, increased to 250,000 Shares in the Fiscal Year of his or her initial service as a Non-Employee Director. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not a Non‑Employee Director, shall not count for purposes of this limitation.
24.    Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.